                                                                    EXHIBIT 3.12

                              OPERATING AGREEMENT

                                      FOR

                   CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT
                                 COMPANY, LLC
                    A CALIFORNIA LIMITED LIABILITY COMPANY


THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

                              OPERATING AGREEMENT
                                      FOR
             CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC
                     A CALIFORNIA LIMITED LIABILITY COMPANY



       This Operating Agreement is made as of July 18, 1996, by and among HP/COMPTON, INC., a California corporation ("HPC"), REDWOOD GAMING LLC, a California limited liability company ("DeBartolo") and FIRST PARK INVESTMENTS, LLC, a California limited liability company ("Chu"), with reference to the following facts:

       A. Compton Entertainment, Inc., a California corporation ("CEI") and each of its officers, directors and shareholders has been licensed (the "City License") by the City of Compton (the "City") to own and operate a card club (the "Card Club") located in the area known as Alameda Auto Plaza in the City (the "Card Club Site").

       B. Pursuant to an Amended and Restated Agreement Respecting Pyramid Casino by and between Hollywood Park, Inc., a Delaware corporation and the parent corporation of HPC ("HPI"), on the one hand, and CEI and the principal shareholder of CEI, Rouben Kandilian, on the other hand (the "Purchase Agreement"), HPC (by assignment of HPI's rights thereunder) acquired CEI's rights to the Card Club Site, including its rights under that certain Amended and Restated Disposition and Development Agreement, Agreement of Purchase and Sale, and Lease with Option to Purchase (the "DDA") with The Community Redevelopment Agency of the City (the "Real Property Rights"), the plans and specifications for the construction of the Card Club (the "Plans"), an option (the "License Rights Option") to acquire the City License and all other assets held by CEI pertaining to the Card Club.

       C. Pursuant to the DDA, HPC has leased certain improvements on the Card Club Site adjacent to the Card Club which HPC is obligated to remodel, furnish and operate as a hotel (the "Hotel").

       D. HPC and CEI have entered into a Lease of the Card Club, dated as of August 3, 1995, with HPC as Landlord and CEI as Tenant (the "Lease"). Pursuant to the Lease, HPC is to construct, develop and furnish the Card Club on the Card Club Site pursuant to the Plans. Costs of construction, development and furnishing of the Card Club and the Hotel and related start-up matters (collectively, "Project Costs") are expected to be approximately $25,000,000, including an aggregate $5,000,000 paid or to be paid by HPC to CEI for the Real Property Rights, the Plans, the License Rights Option and the exercise price under the License Rights Option. HPC has expended approximately $9,200,000 to date on Project Costs and related matters.

       E. Section 5.4.1 of the Purchase Agreement provides that at such time as HPI is licensed as an operator of the Card Club under applicable California law and City ordinances, the Lease shall terminate and CEI and HPI shall enter into a partnership agreement (or limited liability company operating agreement) for the ownership and operation of the Card Club.

       F. HPC, DeBartolo and Chu wish to form a limited liability company to acquire all of HPC's rights to construct and own the Card Club, to acquire HPC's rights under the Lease, the DDA and the Purchase Agreement and to enter into this Agreement for the management and operation of the Company (as hereinafter defined).

       G. The Members have executed, and have filed or will cause to be filed with the California Secretary of State, Articles of Organization ("Articles") of Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company (the "Company"), pursuant to the provisions of California Corporations Code, Title 2.5, also known as the Beverly-Killea Limited Liability Company Act (the "Act").

       NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Members (capitalized terms are generally defined in

Schedule I) by this Agreement set forth the operating agreement for the Company
----------
under the laws of the State of California.


                                   ARTICLE 1

                             ORGANIZATIONAL MATTERS


       1.1  FORMATION.  Pursuant to the Act, the Members have formed a
            ---------
California limited liability company under the laws of the State of California by filing the Articles with the California Secretary of State and entering into this Agreement. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

       1.2  NAME.  The name of the Company shall be "CRYSTAL PARK HOTEL AND
            ----
CASINO DEVELOPMENT COMPANY, LLC." The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Manager deems appropriate or advisable. The Manager shall file any fictitious name certificates and similar filings, and any amendments thereto, that the Manager considers appropriate or advisable.

       1.3  TERM.  The term of this Agreement shall be co-terminus with the
            ----
period of duration of the Company provided in the Articles, unless extended or sooner terminated as hereinafter provided.

       1.4  COMPANY PROPERTY.  Pursuant to Section 21 hereof, the property of
            ----------------
the Company (the "Company Property") shall consist of all of HPC's interest in the Card Club Site, including the Real Property Rights, the Card Club, the License Rights Option, HPC's rights under the Purchase Agreement, the Lease, and the DDA, and all other assets and properties, tangible and intangible, that are hereafter acquired or received by the Company. No Member, individually, shall have any ownership of the Company Property.

       1.5  OFFICE AND AGENT.  The Company shall continuously maintain an office
            ----------------
and registered agent in the State of California as required by the Act. The principal office of the Company shall be as determined by the Manager. The Company also may have such offices, anywhere within and without the State of California, as the Manager from time to time may determine. The registered agent shall be as stated in the Articles or as otherwise determined by the Manager.

       1.6  ADDRESSES OF THE MEMBERS.  The respective names and addresses of the
            ------------------------
Members are set forth on Exhibit A.  The Manager shall revise Exhibit A from
                         ---------                            ---------
time to time as changes in the information on that Exhibit occur.

       1.7  PURPOSE OF COMPANY.  The purpose of the Company is to engage in any
            ------------------
lawful activity for which a limited liability company may be organized under the Act. Notwithstanding the foregoing, without the written consent of all of the Members, the Company shall not engage in any business other than the following:

            (a) The business of developing and owning the Card Club and, after such time as applicable law is amended to permit public companies to operate card clubs or HPI or HPC is otherwise legally permitted to operate the Card Club, to obtain all necessary licenses and approvals for, and to transfer the Company Assets to, Newco in accordance with the Purchase Agreement, with Newco thereafter to own and operate the Card Club and to own, lease or operate or to provide for the operation by others of the other Company Assets;

            (b) The business of remodeling, furnishing and operating or contracting for the operation of the Hotel;

            (c) The business of acquiring the Card Club Site or other property pursuant to the DDA and developing, constructing, operating, contracting for the operation of and/or leasing other improvements at the Card Club Site or such other property as may be acquired and/or leased pursuant to the DDA; and

          (d) Such other activities directly related to the foregoing businesses as may be necessary, advisable or appropriate to further the foregoing business.

In furtherance of this purpose, after such time as applicable law is amended to permit public companies to operate card clubs or HPI or HPC is otherwise legally permitted to operate the Card Club, each Member shall, and shall cause each person or entity that has a direct or indirect interest in such Member and who is required to apply for a license in order for the Company or Newco to acquire a license to operate the Card Club to, apply to the appropriate governmental authorities to obtain such licenses and approvals as are necessary for the Company or Newco to obtain a license to operate the Card Club.


                                   ARTICLE 2

                             CAPITAL CONTRIBUTIONS


       2.1  INITIAL CAPITAL CONTRIBUTIONS.  The Members shall make the following
            -----------------------------
contributions to the Company ("Initial Capital Contributions"):

            Chu            $ 1,000,000
            HPC            $22,000,000
            DeBartolo      $ 2,000,000

Chu and DeBartolo shall contribute their Initial Capital Contributions in cash on the effective date of this Agreement. HPC shall satisfy a portion of its Initial Capital Contribution by assigning to the Company all of its right, title and interest in and to the Card Club Site, including without limitation the Real Property Rights and HPC's rights under the Purchase Agreement, the Lease and the License Rights Option (together, the "Initial Card Club Assets"), upon approval of such assignment by the City and CEI. The Company shall assume all of HPC's obligations under or with respect to the Initial Card Club Assets, including without limitation obligations under the agreements set forth in Schedule 2.1,
                                                                 ------------
and shall indemnify HPC and HPI and hold each of them harmless from and against all losses, liabilities, costs and expenses with respect thereto (the "Card Club Liabilities"). The parties agree that the net fair market value of the non-cash assets contributed by HPC (i.e., the value of the Initial Card Club Assets minus
                           ----
the value of the Card Club Liabilities) is equal to the amount of HPC's Initial Expenses which, as of July 8, 1996, were approximately Nine Million Two Hundred Thousand Dollars ($9,200,000), as shown on Schedule 6.5. HPC shall contribute,
                                           ------------
as and when required by
the Company, cash of up to the difference between the Initial Expenses on the date that the Initial Card Club Assets are assigned to the Company and Twenty-Two Million Dollars ($22,000,000).

       2.2  ADDITIONAL CAPITAL CONTRIBUTIONS.  Except as may be explicitly
            --------------------------------
agreed in writing by the Member and the Company, no Member shall be required to make any additional Capital Contributions. If the Manager notifies the Members, from time to time upon at least twenty (20) days' prior written notice, that additional Capital Contributions are necessary for (i) the acquisition, development and construction of the Card Club and the remodeling and furnishing of the Hotel and related activities in accordance with the Budget in effect from time to time or (ii) the acquisition and/or leasing of the Card Club Site or other property pursuant to the DDA or (iii) such improvements to the Card Club Site or other property acquired and/or leased pursuant to the DDA as are agreed upon by a Super Majority Interest or (iv) the payment of Card Club Liabilities or (v) such additional expenses as may be incurred after such time as applicable law is amended to permit public companies to operate card clubs or HPI or HPC is otherwise legally permitted to operate the Card Club, in connection with the formation of Newco and in connection with the operation by Newco of the Card Club or (vi) any other business purpose of the Company (collectively, "Additional Capital Contributions") each of the Members shall have the right, but not the obligation, to contribute as Additional Capital an amount equal to its respective Profit Percentage Interest of such Additional Capital Contribution. If any Member elects not to make such Additional Capital Contribution (the "Non-participating Member Contribution"), and HPC contributes its Profit Percentage Interest of such Additional Capital Contribution, then HPC shall be entitled to contribute as an Additional Capital Contribution an amount equal to the Non-participating Member Contribution. To the extent that the Members do not contribute their respective Profit Percentage Interests of Additional Capital Contributions, their Profit Percentage Interests shall be adjusted in accordance with Section 2.7.

       2.3  CAPITAL ACCOUNTS.  The Company shall establish an individual Capital
            ----------------
Account for each Member. The Company shall determine and maintain each Capital Account in accordance with Regulations Section 1.704-1(b)(2)(iv). Upon the contributions by the Members under Section 2.1 and 2.2, each such Member will receive a credit to its Capital Account in the amount of cash or the fair market value of property so contributed. If a Member Transfers all or a part of such Member's Membership Interest in accordance with this Agreement, such Member's Capital Account attributable to the Transferred Membership Interest shall carry over to the new owner of such Membership Interest pursuant to Regulations
Section 1.704-1(b)(2)(iv)(1). Each Capital Account shall consist of a Member's paid-in Capital Contribution(s) (whether in cash, property, services or otherwise, including a

Member's payment of claims against or liabilities of the Company to the extent that the payor has no right of indemnification or contribution) (a) increased by such Member's allocated share of Net Profits in accordance with Article 3 hereof, (b) decreased by such Member's allocated share of Net Losses and distributions in accordance with Article 3 hereof, and (c) adjusted as otherwise required in accordance with the Code, Regulations and generally accepted accounting principles (to the extent consistent with the Code and Regulations). If the book value of property is adjusted pursuant to Regulations 1.704-1(b)(2)(ix)(f), Capital Accounts shall be adjusted as provided in Regulations
Section 1.704-1(b)(2)(iv)(g).

       2.4  NO INTEREST ON OR WITHDRAWAL OF CAPITAL.  No Member shall be
            ---------------------------------------
entitled to receive any interest on such Member's Capital Contributions. Except as otherwise provided by law, no Member shall be entitled to withdraw or reduce its Capital Contribution or to demand or receive property other than cash in return for its Capital Contribution. No Member shall have any obligation, upon winding up of the Company, to restore any deficit balance in its Capital Account for the benefit of the other Members.

       2.5  THIRD PARTY LOANS.  The Company may seek debt financing from banks,
            -----------------
savings and loan associations or other financial institutions from time to time if the Manager determines that the Initial Capital Contributions are insufficient for the conduct of its business or if the Manager otherwise determines in good faith that such financing is necessary or desirable ("Third Party Loans"), provided that no Member shall be required to guarantee any Third
               --------
Party Loan unless such Member agrees to do so. Third Party Loans may be secured by liens on the Company Property and shall have such other terms and conditions as may be determined by a Super Majority Interest.

       2.6  SHORT-TERM ADVANCES.  Any Member may, but shall be under no
            -------------------
obligation to, advance funds in excess of its obligation to make Initial Capital Contributions and Additional Capital Contributions ("Advances") in order to pay operational expenditures on a short-term basis in contemplation of income from operations or a disbursement of funds from Third Party Loans, if, in the judgment of the Manager, payment of expenditures cannot or should not be delayed until such funds are obtained by the Company. Amounts funded by a Member pursuant to this Section 2.6 shall bear interest at the Rate plus 200 basis points (but in no event greater than the maximum rate permitted under applicable law), and shall be repaid immediately upon receipt of funds contemplated to be received as provided above or from other Company assets as agreed by all of the Members.

       2.7  DILUTION.  In the event that HPC contributes its Profit Percentage
            --------
Interest of an Additional Capital Contribution and Chu and/or DeBartolo, as applicable, does not contribute its Profit Percentage Interest of such Additional Capital Contribution, the Profit Percentage Interests shall be recalculated such that (a) Chu's or DeBartolo's (as applicable) Profit Percentage Interest shall equal one-hundred (100) multiplied by a fraction, the numerator of which shall equal Chu's or DeBartolo's (as applicable) Capital Contributions and the denominator of which shall equal the total of all Capital Contributions by all Members; and (b) the Profit Percentage Interest of HPC shall be increased by the reduction in the Profit Percentage Interest of Chu or DeBartolo (as applicable) determined pursuant to clause (a) of this Section 2.7 from the Profit Percentage Interest of Chu or DeBartolo (as applicable) immediately prior to such determination.


                                   ARTICLE 3

                   ALLOCATIONS OF NET PROFITS AND NET LOSSES


       3.1  ALLOCATIONS OF INCOME AND NET PROFITS.  After giving effect to the
            -------------------------------------
special allocations set forth in Sections 3.3 and 3.4 hereof, Net Profits shall be allocated in accordance with the Members' Profit Percentage Interests, which shall initially be as follows:

                      HPC            88%
                      DeBartolo       8%
                      Chu             4%

The foregoing Profit Percentage Interests shall be subject to adjustment from time to time upon the admission of new Members or in accordance with Section 27.

       3.2  ALLOCATIONS OF NET LOSSES.  After giving effect to the special
            -------------------------
allocations set forth in Sections 3.3 and 3.4 hereof, Net Losses shall be allocated to the Members as follows:

            3.2.1  POSITIVE CAPITAL ACCOUNTS.  Net Losses shall first be
                   -------------------------
allocated to the Members in proportion to and to the extent of their positive Capital Account balances.

            3.2.2  PROFIT PERCENTAGE INTERESTS.  Except as provided in
                   ---------------------------
Section 3.2.1, Net Losses shall be allocated to the Members in proportion to their Profit Percentage Interests.

       3.3  SPECIAL ALLOCATIONS.
            -------------------

            3.3.1  MEMBER NONRECOURSE DEDUCTIONS.  Any Member Nonrecourse
                   ------------------------------
Deductions for any Fiscal Year and any other deductions or losses for any Fiscal Year referable to a liability owed by the Company to (or guaranteed or indemnified by) a Member for which no other Member bears the economic risk of loss shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt or other liability to which such Member Nonrecourse Deductions or other deductions are attributable in accordance with Regulations Section 1.704-2(i) and Regulations Section 1.704-1(b).

          3.3.2  NONRECOURSE DEDUCTIONS REFERABLE TO LIABILITIES OWED TO
                 -------------------------------------------------------
NON-MEMBERS.  Any Nonrecourse Deductions for any Fiscal Year and any other
-----------
deductions or losses for any Fiscal Year referable to a liability owed by the Company to a Person other than a Member for which no Member bears the economic risk of loss shall be specially allocated to the Members in proportion to their Profit Percentage Interests.

          3.3.3  MEMBER MINIMUM GAIN CHARGEBACK.  Except as otherwise
                 ------------------------------
provided in Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Article 3, if there is a net decrease in Member Nonrecourse Debt Minimum Gain (as defined in Regulations Section 1.704-2(i)(2)) attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Regulations Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 3.3.3 is intended to comply with the minimum gain chargeback requirement contained in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          3.3.4  MINIMUM GAIN CHARGEBACK.  Except as otherwise provided in
                 -----------------------
Regulations Section 1.704-2(f), notwithstanding any other provision of this
Article 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, in subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain which share of such net decrease shall be determined in accordance with Regulations Section 1.704-2(g)(2). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 3.3.4 is intended to comply with the minimum gain chargeback requirement contained in

Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          3.3.5  QUALIFIED INCOME OFFSET.  In the event a Member
                 -----------------------
unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or any other event creates an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit balance as quickly as possible.

       3.4  CURATIVE ALLOCATIONS.  The allocations set forth in Section 3.3
            --------------------
hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article 3 (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, a Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 3.1 and 3.2.

       3.5  APPLICATION OF SECTION 704(c) PRINCIPLES.  Notwithstanding the
            ----------------------------------------
preceding sections of this Article 3:

            (a) Section 704(c) of the Code shall apply to the allocation of items of income, gain, deduction and loss related to contributed property having a tax basis at the time of contribution that differs from its fair market value; and

            (b) Regulations Section 1.704-1(b)(2)(iv)(f) shall apply to the items of income, gain, deduction and loss related to property the book value of which is adjusted pursuant to that Regulations Section.

       3.6  ALLOCATION OF EXCESS NON-RECOURSE LIABILITIES.  For purposes of
            ---------------------------------------------
Section 752 of the Code and Section 1.752-2(a)(3) of the Regulations, "excess non-recourse liabilities" shall be allocated among the Members in accordance with their Profit Percentage Interests.

       3.7  INTENTION TO BE TAXED AS A PARTNERSHIP.  The Company shall be
            --------------------------------------
treated as a partnership for tax purposes.

       3.8  ALLOCATION OF NET PROFITS AND LOSSES IN RESPECT OF A TRANSFERRED
            ----------------------------------------------------------------
INTEREST.  If any Membership Interest is
--------

Transferred, or is increased or decreased by reason of the admission of a new Member, Additional Capital Contributions or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction or credit of the Company for such Fiscal Year shall be allocated among the Members by the Manager in accordance with any method permitted by Section 706(d) of the Code and the applicable Regulations in order to take into account the Members' varying Percentage Interests during the Year.

       3.9  OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS.  The Members are aware
            --------------------------------------------
of the income tax consequences of the allocations made by this Article 3 and hereby agree to be bound by the provisions of this Article 3 in reporting their shares of Company income and loss for income tax purposes.


                                   ARTICLE 4

                                 DISTRIBUTIONS


       4.1  DISTRIBUTION OF ASSETS BY THE COMPANY.  Subject to applicable law
            -------------------------------------
and any limitations contained elsewhere in this Agreement, no distribution shall be made if, after giving effect to the distribution, (a) the Company would not be able to pay its debts as they become due in the usual course of business, or
(b) the Company's total assets would be less than the sum of its total liabilities.

       4.2  NET CASH FLOW.  Subject to Section 41, Net Cash Flow, if any, shall
            -------------
be distributed within thirty (30) days after the end of each calendar quarter to the Members in accordance with the Members' respective Profit Percentage Interests on the date of the distribution.

       4.3  PERSONS TO RECEIVE DISTRIBUTION.  All distributions shall be made to
            -------------------------------
the Persons who, according to the books and records of the Company, are the holders of record of the Economic Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Company Person shall incur any liability for making distributions in accordance with this Section 4.3.

       4.4  FORM OF DISTRIBUTION.  A Member, regardless of the nature of the
            --------------------
Member's Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money. No Member may be compelled to accept from the Company a distribution of any asset in kind in lieu of a proportionate distribution of money being made to other Members.

       4.5  WITHHOLDING ON DISTRIBUTIONS.  Each Member consents and agrees that
            ----------------------------
the Company may deduct and withhold amounts for tax or other obligations of such Member on any amount distributed or allocated by the Company to such Member, and to any assignee of a Member's Membership Interest (or the related Economic Interest), if the Company believes in good faith that it is required by law to do so. All amounts so withheld with respect to such Member, substitute Member, or Economic Interest Owner shall be treated as amounts distributed to such Person pursuant to Section
9.5 or 9.6 for all purposes under this Agreement. In addition, the affected Member, substitute Member or Economic Interest Owner shall reimburse the Company for any such amounts so withheld to the extent not deducted from a distribution.

       4.6  RETURN OF DISTRIBUTIONS.  Except for distributions made in violation
            -----------------------
of the Act or this Agreement, no Member or Economic Interest Owner shall be obligated to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company. The amount of any distribution returned to the Company by a Member or Economic Interest Owner or paid by a Member or Economic Interest Owner for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to the Member or Economic Interest Owner.


                                   ARTICLE 5

                                    MEMBERS


       5.1  LIMITED LIABILITY.  Except as required under the Act or as expressly
            -----------------
set forth in this Agreement, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

       5.2  ADMISSION OF ADDITIONAL MEMBERS.  No additional Members shall be
            -------------------------------
admitted unless approved by a Super Majority Interest. No additional Member shall become a Member until such additional Member has made any required Capital Contribution and has become a party to this Agreement by executing a signature page agreeing to the terms and provisions hereof, and substitute Members may only be admitted in accordance with Article 7.

       5.3  TRANSACTIONS WITH THE COMPANY.  A Company Person or any Affiliate
            -----------------------------
may lend money to and transact other business with the Company only in accordance with this Agreement or with the prior approval of holders of a majority of the Profit Percentage Interests held by the disinterested Members after full disclosure of the Member's involvement. Subject to other applicable law, such Member has the same rights and obligations with respect thereto as a person who is not a Member.

       5.4  MEMBERS ARE NOT AGENTS.  Pursuant to Article 6, the management of
            ----------------------
the Company is vested in the Manager. Unless expressly and duly authorized in writing to do so by the Manager, no Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind or execute any instrument on behalf of the Company or render the Company liable for any purpose.

       5.5  VOTING RIGHTS.
            -------------

            5.5.1  GENERAL RULE.  Except as expressly provided in this
                   ------------
Agreement, the Articles or the Act, Members shall have no voting, approval or consent rights. Except as otherwise expressly provided in this Agreement, in all instances in which a vote, approval, consent or agreement of the Members is required, a vote, approval or consent of a Super Majority Interest (or, in instances in which there are defaulting Members or an assignment of a Membership Interest, non-defaulting Members or Members who are not assignors of a Membership Interest, respectively, who hold eighty (80%) of the Profit Percentage Interests held by all such non-defaulting or non-assigning Members) shall be required.

            5.5.2  MEETINGS OF MEMBERS.  No annual or regular meetings of
                   -------------------
Members are required. A meeting of the Members may be called by any Manager or by Members with collective Profit Percentage Interests of at least ten percent (10%). Meetings of Members may be held at such date, time and place within or without the State of California as the Manager may fix from time to time.
Notice of any meeting shall be given in accordance with Section 17104 of the Corporations Code. At any Members' meeting, the Manager shall preside at the meeting and shall designate an officer or representative of a Member to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting, which shall be placed in the minute books of the Company. Any action that may be taken at a meeting of Members may be taken without a meeting, if a consent in writing setting forth the action so taken, is signed and delivered to the Company by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote on that action at a meeting were present and voted. All such consents shall be filed with the Company and shall be maintained in the Company records. Members may participate in any Members' meeting through the use of any means of conference telephones or similar communications equipment as long as all Members participating can hear one another. A Member so participating is deemed to be present in person at the meeting.

            5.5.3  PROXIES.  Every Member entitled to vote at a meeting may
                   -------
authorize another person or persons to act by proxy with respect to his, her or its Membership Interest. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the Member executing it prior to the vote pursuant thereto, except as otherwise herein provided. Such revocation may be effected by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by the Member executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the Member unless, before the vote is counted, written notice of such death or incapacity is received by the Company. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 703(e) and 705(f) of the California General Corporation Law.

       5.6  WITHDRAWAL, RESIGNATION AND RETIREMENT.  Except as required by law,
            --------------------------------------
no Member may withdraw, resign or retire from the Company without the express consent of a Super Majority Interest.


                                   ARTICLE 6

                     MANAGEMENT AND CONTROL OF THE COMPANY


       6.1  MANAGEMENT OF THE COMPANY BY THE MANAGER.
            ----------------------------------------

            6.1.1 EXCLUSIVE MANAGEMENT BY THE MANAGER.  Subject to the
                  -----------------------------------
provisions of the Articles and this Agreement, the business, property and affairs of the Company shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Manager. The Manager shall have, without limitation the authority to exercise all rights and fulfill all obligations with respect to the Initial Card Club Assets, including without limitation rights and obligations under the agreements set forth in Schedule
                                                                    --------
2.1.
---
            6.1.2 AGENCY AUTHORITY OF THE MANAGER.  Subject to the rights of
                  -------------------------------
the Members as set forth in Section 6.3, the Manager shall have signing authority with respect to all matters on behalf of the Company, including without limitation the authority to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company or to sign checks, drafts and other instruments obligating the Company to pay money, or sign agreements or other documents. Subject to the provisions of the Articles and this Agreement, the Manager may delegate any of its powers hereunder.

       6.2  MANAGER.
            -------

            6.2.1 INITIAL MANAGER.  HPC shall be the initial Manager.
                  ---------------

            6.2.2 TERM OF OFFICE; SUCCESSOR MANAGER.  The Manager shall hold
                  ---------------------------------
office for a term commencing on the date of appointment (or in the case of the initial Manager, commencing on the date hereof) and expiring upon the earlier of
(i) the date on which such Manager resigns, (ii) the date on which the Manager becomes an Excluded Member pursuant to Section 92 hereof or (iii) the date on which the Manager ceases to be a Member owning at least a 20% interest in the capital and profits of the Company. Upon the expiration of the term of office of a Manager, a successor Manager shall be elected by a Super Majority Interest, including HPC in its capacity as a Member (unless HPC's term as the Manager expired by reason of clause (ii) above), provided that such successor Manager
                                         --------
must be a Member owning at least a 20% interest in the capital and profits of the Company unless agreed upon in writing by all of the Members.

          6.2.3   RESIGNATION.  The Manager may resign at any time by giving
                  -----------
written notice to the Members without prejudice to the rights, if any, of the Company under any contract to which the Manager is a party. The resignation of any Manager shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, acceptance of the resignation shall not be necessary to make it effective. A Manager who has an incapacity shall be deemed to have resigned. For purposes of this Section 6.2.3, "incapacity" shall mean, as to any Manager, as applicable, (i) the death or adjudication or incompetence or insanity in the case of a natural person, (ii) the inability of a Manager to fulfill his obligations under this Agreement because of injury or physical or mental illness and such incapacity shall exist for ninety (90) working days in the aggregate during any consecutive twelve (12) month period, (iii) the termination of a trust in the case of a trustee of a trust, the dissolution and commencement of winding up of a partnership in the case of a partnership, the filing of a certificate of dissolution or its equivalent in the case of a corporation or a limited liability company and the distribution by a fiduciary of an estate's entire interest in the Company, or (iv) the Bankruptcy of such Manager. The resignation of a Manager shall not affect the Manager's rights as a Member and shall not by itself constitute a withdrawal of a Member.

       6.3  LIMITATIONS ON MANAGER'S AUTHORITY.  Notwithstanding the foregoing,
            ----------------------------------
the Manager shall not, without the written consent of all of the Members, which consent shall not be unreasonably delayed or withheld:

            (a) do any act in contravention of this Agreement in its present form or as amended;

            (b) confess a judgment against the Company;

            (c) cause the Company to enter into any arrangement with itself or any of its affiliates or other related entities as principal on terms less favorable to the Company as would be obtained from an unaffiliated third party;

            (d) dissolve the Company except in accordance with Article 9 hereof;

            (e) change the nature of the business of the Company (provided,
                                                                  --------
however, that to the extent agreed to by a Super Majority Interest the Company
-------
may determine to undertake additional businesses at the Card Club Site or other property leased or acquired by the Company pursuant to the DDA in addition to the Card Club and the Hotel).

       6.4  CARD CLUB OPERATOR; HOTEL OPERATOR; OTHER OFFICERS.
            --------------------------------------------------

            6.4.1  CARD CLUB OPERATOR; HOTEL OPERATOR.  Pursuant to the
                   ----------------------------------
Lease, CEI will act as the operator of the Card Club (the "Card Club Operator") until such time as the Company may be licensed to act as the Card Club Operator, at which time the Company and CEI shall form Newco to operate the Card Club, the Hotel and related businesses, in accordance with the Purchase Agreement. When the Company and CEI form Newco, subject to the terms of the Purchase Agreement, the Manager shall select the chief operating officer and manager of the Card Club (and may enter into employment agreements with such persons as it deems appropriate). Such chief operating officer and manager, under the supervision of the Manager, shall be responsible for the day-to-day management of the operations of the Card Club and shall make all the decisions required to be made regarding the day-to-day administration, supervision, management and control of the operations of the Card Club. The chief operating officer (and all other employees of the Company) shall report directly to and shall be supervised by the Manager. The Hotel operator shall be selected by the Manager.

            6.4.2  OTHER OFFICERS.  The Manager may appoint such other
                   --------------
officers as may be deemed necessary or advisable from time to time by the Manager. All officers, including the chief operating officer, shall serve at the pleasure of the Manager, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices with such duties and powers as designated by the Manager.

       6.5  REMUNERATION AND REIMBURSEMENT OF MEMBERS.  Except as otherwise
            -----------------------------------------
authorized in, or pursuant to, this Agreement, no Member is entitled to remuneration for acting on behalf of the Company or in connection with the Company's business. HPC shall receive a credit against its Initial Capital Contribution for all Initial Expenses paid for by HPC or HPI. A schedule setting forth the Initial Expenses paid for by HPC or HPI as of July 8, 1996, is attached hereto as Schedule 6.5.
                                                                 ------------
The Manager shall be entitled to full reimbursement of its actual costs incurred in connection with the Company's ownership and/or operation of the Card Club, including salaries and other compensation of all employees hired for or assigned to Card Club operations but excluding any allocation for general and administrative overhead costs. The Members shall be entitled to reimbursement of reasonable out-of-pocket expenses incurred or services provided for the purposes of the Company at the request of the Manager.

       6.6  BUDGETS.  The Manager shall prepare an initial capital budget and
            -------
annual capital and operating budgets and operating plans for the Company for each fiscal year, which annual budgets and plans shall be delivered to the Members for informational purposes.

       6.7  BANK ACCOUNTS.  All funds of every kind and nature received by the
            -------------
Company, including capital contributions, loan proceeds, and operating receipts shall be deposited in such bank accounts in the name of the Company as shall be determined from time to time by the Manager. Company funds shall not be commingled with funds of any Member or others.

       6.8  INSURANCE.  The Company shall procure and maintain in full force and
            ---------
effect insurance on the Card Club and other Company Property, including liability, fire, extended property and business interruption insurance, naming the Company and the Manager as insureds thereunder (the terms and coverage amounts of which shall be that customary in the industry). The Company shall procure and maintain any additional insurance coverage required by applicable City ordinances or written order.


                                   ARTICLE 7

                      TRANSFER AND ASSIGNMENT OF INTERESTS


       7.1  RESTRICTIONS ON TRANSFER; TRANSFERS OF ECONOMIC INTERESTS.  No
            ---------------------------------------------------------
Member may Transfer its Membership Interest or Economic Interest in the Company, in whole or in part, without the prior written consent of the Manager (or, in the case of HPC if HPC is then the Manager, holders of a majority of the Profit Percentage Interests excluding those held by HPC), which consent may be given or withheld, conditioned or delayed by the Manager or such holders, as applicable, in its or their sole discretion; provided that any Member may Transfer its Economic Interest to another Member or to an Affiliate without consent. The Transfer of an Economic Interest to an Affiliate or another Member shall not effect a Transfer of the Membership Interest of the transferring Member and the transferee shall in no event be deemed substituted as a Member of the Company, except to the extent of the Economic Interest so Transferred unless otherwise agreed by all of the Members. No Transfer of an Economic Interest permitted by this Agreement shall effect a novation or release any of the transferor Member's obligations hereunder, and the Transferring Member shall continue to be obligated under each and every provision of this Agreement. No Economic Interest Owner of the Company shall have any right to participate in the management of the business and affairs of the Company or to become a Member thereof.

       7.2  RIGHTS OF FIRST REFUSAL.  If a Member has received the prior written
            -----------------------
consent of the Manager (or, in the case of HPC if HPC is then the Manager, holders of a majority of the Profit Percentage Interests excluding those held by
HPC), to a proposed Transfer in accordance with Section 7.1, prior to seeking to sell all or any portion of its Membership Interest (the "Transferable Interest"), (i) each Member other than HPC shall first offer HPC and, as long as HPC is the Manager, the other Members and (ii), HPC subject to the requirements of the Purchase Agreement regarding the rights of CEI in connection with Transfers by HPC, shall offer to the other Members (in each case, collectively with HPC, the "Offerees") the right to purchase the Transferable Interest (or in the case of HPC, if CEI had the right pursuant to the Purchase Agreement to exercise a right of first refusal and did so, the remainder, if any, of the Transferable Interest following such exercise) on the same terms and conditions as the selling Member intends to sell such interest, or on the same terms and conditions as the offer received from a prospective purchaser, as the case may be (herein, the "First Opportunity Offer"). The First Opportunity Offer, once made, shall constitute an irrevocable binding offer by the selling Member to sell the Transferable Interest to the Offerees, who shall have thirty (30) days after receipt of the First Opportunity Offer within which to accept same in writing. If any of the Offerees timely accepts the First Opportunity Offer, the selling Member shall sell the Transferable Interest to such accepting Offerees on a pro rata basis in accordance with their Profit Percentage Interests (or if only one Offeree accepts in a timely manner, such Offeree may purchase the entire Transferable Interest), on the same terms and conditions as the First Opportunity Offer; provided, however, that such sale shall be consummated within
                   --------
ninety (90) days of the Offerees' acceptance of the First Opportunity Offer. If the Offerees fail to timely accept the First Opportunity Offer or do not agree to purchase all of the Transferable Interest, the selling Member (other then HPC, if it has previously made such offer to CEI) shall offer the still available portion of the Transferable Interest to CEI in accordance with the terms and conditions of the Purchase Agreement. If CEI agrees to purchase (x) all of the still available portion of the Transferable Interest of DeBartelo or Chu, as applicable, or (y) all or any portion of the Transferable Interest of HPC, the sale of the Transferable Interest to CEI and the accepting Offerees, if any, shall be consummated in accordance with the Purchase Agreement. If the accepting Offerees, if any, and CEI together do not agree to purchase the entire Transferable Interest, then the selling Member shall be free to sell the Transferable Interest to any third party, subject to the terms of this Agreement and of the Purchase Agreement. Each of the Members acknowledges receipt of a copy of the Purchase Agreement and hereby agrees to be bound by all the provisions thereof, including without limitation (i) the grant to CEI by each of them of a right of first refusal with respect to Transfers of their respective Membership Interests herein, and (ii) the provisions regarding the price below which Membership Interests may not be sold, all as set forth in Section 10.2 of the Purchase Agreement.

       7.3  TRANSFERS SUBJECT TO LICENSES AND APPROVALS.  Notwithstanding any
            -------------------------------------------
other provision of this Agreement, at such time as a public company is permitted under applicable law to own and operate a card club, or HPI or HPC is otherwise legally permitted to operate the Card Club, no Transfer of a Membership Interest or an Economic Interest in the Company may be made unless and until the transferee has obtained all licenses and approvals necessary for the ownership and operation of the Card Club from the City and any other necessary or applicable licensing authorities and has executed an agreement to be bound by all provisions of this Agreement.

       7.4  EFFECT OF NON-COMPLIANCE.  Any purported Transfer not permitted by
            ------------------------
this Agreement shall be void ab initio and of no effect against the Company, any
                             ---------
other Member or any creditor of or claimant against the Company.

       7.5  EFFECT OF TRANSFER.  A transferee of a Membership Interest shall
            ------------------
have the right to become a substitute Member only if (a) the requirements of Sections 7.1 and 7.2, and as applicable, Sections 7.3 and 7.8, are met, (b) such person executes an instrument satisfactory to all of the Members accepting and adopting the terms and provisions of this Agreement, and (c) such person pays any reasonable expenses in connection with its admission as a new Member. The admission of a substitute Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such Member may have to the Company or to any Member.

       7.6  RIGHTS OF LEGAL REPRESENTATIVES.  Subject to the provisions of
            -------------------------------
Section 9.2, if a Member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the Member's person or property, the Member's executor, administrator, guardian, conservator, or other legal representative shall have all the rights of a holder of an Economic Interest, but shall have no right to become a substitute Member without the consent otherwise required pursuant to this Agreement. If a Member is a corporation, trust, or other entity and is dissolved or terminated, the powers described in the preceding sentence may be exercised by such Member's legal representative or successor.

       7.7  OBLIGATION TO COMPLY WITH APPLICABLE LAW.  At such time as a public
            ----------------------------------------
company is permitted under applicable law to own and operate a card club, or HPI or HPC is otherwise legally permitted to operate the Card Club, the Company shall promptly apply to obtain licensing and the necessary approvals to permit Newco to acquire the Company Assets and to operate the Card Club, the Hotel and related businesses and all Members hereby agree to obtain (and to cause each of their directors, officers, equity owners and other Affiliates, as applicable, to obtain) all required licenses and approvals as promptly as possible. If any Member or any director, officer, equity owner or other Affiliate of any Member (collectively a "Noncomplying Person") is unable, at any time, to obtain or maintain such licensing or otherwise comply with applicable law, such Member shall take such action, including without limitation, a corporate restructuring or the severing of its relationship with the Noncomplying Person, in order to comply with applicable law within thirty (30) days of the date on which the Noncomplying Person was unable or ceased to comply with such law. If a Member is unable to satisfy the requirements of the preceding sentence, then the Company (or, if the Company is unable to do so, the other Members) shall purchase such Member's Membership Interest (on a pro rata basis in accordance with their respective Profit Percentage Interests, if the purchasers are the other Members). The purchase price of the sale required by the previous sentence shall equal the Fair Value of such Member's Membership Interest determined in accordance with the procedures for determining the Fair Value of Chu's and DeBartolo's Membership Interests as set forth in Section 7.9.3 and shall be payable in equal quarterly installments over five (5) years with interest at the Rate. A Member that is removed from the Company pursuant to this Section shall have no further right to participate, in any way, in the business of the Company (specifically including the right to receive distributions from, or to share in the Net Profits, Net Losses or similar items of, the Company or to approve Company actions).

       7.8  CHANGES OF CONTROL -- DEBARTOLO AND CHU.  During the term of this
            ---------------------------------------
Agreement, each of Chu and DeBartolo shall prohibit each of its equity owners from effecting any Transfer of their ownership interests that would result in a Change of Control, respectively, of Chu or DeBartolo. Chu represents and warrants to HPC and DeBartolo that attached hereto as Schedule 7.8A is a true
                                                      -------------
and complete list setting forth each of the equity owners of Chu, showing the percentage interest owned. DeBartolo represents and warrants to HPC and Chu that attached hereto as Schedule 7.8B is a true and complete list setting forth
                        -------------
each of the equity owners of DeBartolo, showing the percentage interest owned. Each of Chu and DeBartolo hereby agrees to provide the Manager (or HPC, if HPC is no longer the Manager) with prompt notice of any proposed sale by an equity owner of his, her or its ownership interest. Concurrently with the execution of this Agreement, each of Chu and DeBartolo shall cause any certificates representing such ownership interests to bear a legend substantially as follows:

      "THE OWNERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS CONTAINED IN THE OPERATING AGREEMENT OF CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. ANY TRANSFER OF SHARES IN VIOLATION OF SUCH PROVISIONS SHALL BE NULL AND VOID AB
                                                                       --
      INITIO."
      -------
The Members hereby agree that any Change of Control, merger, sale of assets, recapitalization or other corporate restructuring of HPI shall not constitute a Transfer or Change of Control of HPC for purposes of this Agreement.

       7.9  PUT/CALL.
            --------

            7.9.1 CHU/HPC.  Within one-hundred twenty (120) days following
                  -------
each of the following events, subject to CEI's rights pursuant to the Purchase Agreement, Chu shall have the right to notify HPC of its election to cause HPC to purchase its Membership Interest, and HPC shall have the right to notify Chu of its election to purchase Chu's Membership Interest, for a price equal to the Fair Value of Chu's Membership Interest, which price shall be payable in accordance with Section 7.9.4. This right and obligation shall be personal to Chu and may not be assigned or transferred, even if there is a permitted Transfer of Chu's Membership Interest. The events giving rise to rights of each of HPC and Chu under this Section 7.9.1 are as follows:

                  (a)  An HPI Change;

                  (b)  The death of Leo Chu;

                  (c)  The death of Ivy Chu; or

                  (d)  The date that is five (5) years after the date hereof.

            7.9.2 DEBARTOLO/HPC.  Within one-hundred twenty (120) days
                  -------------
following each of the following events, subject to CEI's rights pursuant to the Purchase Agreement, DeBartolo shall have the right to notify HPC of its election to cause HPC to purchase its Membership Interest in the Company, and HPC shall have the right to notify DeBartolo of its election to purchase DeBartolo's Membership Interest, for a price equal to the Fair Value of DeBartolo's Membership Interest, which price shall be payable in accordance with Section
7.9.4. This right and obligation shall be personal to DeBartolo and may not be assigned or transferred, even if there is a permitted Transfer of DeBartolo's Membership Interest. The events giving rise to the rights of each of DeBartolo and HPC under this Section 7.9.2 are as follows:

                  (a)  An HPI Change; or

                  (b)  The date that is five (5) years after the date hereof.

          7.9.3   DETERMINATION OF FAIR VALUE.  The Fair Value of the
                  ---------------------------
Membership Interest of Chu or DeBartolo for purposes hereof shall be determined as follows.

                  (a) During the first eighteen (18) months after the date hereof, the Fair Value shall be determined by multiplying the Profit Percentage Interest of Chu or DeBartolo as applicable by the total Capital Contributions to the Company of all of the Members from its inception to the date of the purchase of such interest.

                  (b) From and after the date that is eighteen (18) months after the date hereof, the Fair Value shall mean the price that an unaffiliated third party would be willing to pay for the Membership Interest of Chu or DeBartolo, as applicable (the "Acquired Interest"), considering the value of the Company's business and assets at the time and its liabilities (with no minority discount applied). HPC and DeBartolo or Chu, as applicable, shall attempt to agree on the Fair Value during the sixty (60) day period after the notification by HPC, on the one hand, or Chu or DeBartolo, on the other, of its election to purchase or sell the Acquired Interest pursuant to Section 7.9.1 or 7.9.2. If HPC and DeBartolo or Chu, as applicable, cannot agree on the Fair Value during such sixty (60) day period, then the Fair Value of the Acquired Interest shall be determined by an appraisal. Either HPC, on the one hand, or DeBartolo or Chu, on the other hand, may initiate an appraisal by notifying the other in writing of its designation of a nationally recognized investment banking firm to determine the Fair Value of the Acquired Interest. Within ten (10) days following receipt of such designation, the other shall either notify HPC or DeBartolo or Chu, as the case may be, of its designated appraiser, which shall also be a nationally recognized investment banking firm, or, in the absence of notice, shall be deemed to have accepted the investment banking firm designated by the other. The investment banking firm (or firms) so appointed shall make a determination of the Fair Value within thirty (30) days after the deemed acceptance of the first designated investment banking firm or, if applicable, the appointment of the second investment banking firm, and shall concurrently exchange and/or deliver such determinations to HPC or DeBartolo or Chu. If only one investment banking firm has been appointed, the determination by such firm of the Fair Value shall be final and binding. If two firms have been appointed, and the determinations of the two firms are within ten percent (10%) of each other, the average of the two determinations shall be the Fair Value. If the two determinations are not within ten percent (10%) of each other, then the two investment banking firms shall select a third investment banking firm within fifteen (15) days after the determinations have been exchanged; and if the two investment banking firms are unable to agree within that period on a third firm, such appointment will be made by the American Arbitration Association. If a third investment banking firm is appointed, the third investment banking firm shall make the determination of the Fair Value, which shall be within the range of the determinations made by the first two firms, within fifteen (15) days after the appointment of the third firm. Each of HPC on the one hand and Chu or DeBartolo on the other shall pay one-half (1/2) of the cost of the investment banking firm, if only one is appointed; if two firms are appointed, HPC on the one hand, and Chu or DeBartolo, on the other hand, shall each pay the fees and costs of the investment banking firm appointed by such Person; and the fees and costs of a third investment banking firm shall be divided equally between them.

          7.9.4  HPC OPTION.  HPC shall have the option to pay for the
                 ----------
Acquired Interest either by the issuance of HPI Common Stock (or common stock of any successor to HPI) in an amount equal to the Fair Value or by payment of the Fair Value in cash by wire transfer; provided, that HPC may elect to pay for the
                                     --------
Acquired Interest by issuing common stock only if HPI or its successor is a public company at the time. HPC shall make such election by notice to Chu or DeBartolo as applicable within thirty (30) days after the determination of the Fair Value of the Acquired Interest. If HPC elects to pay for the Acquired Interest by the issuance of HPI Common Stock, Chu or DeBartolo, as applicable, shall be entitled to exercise piggyback registration rights and demand registration rights on one occasion each with respect to such common stock, on the terms and conditions contained in Article 11 hereof. For purposes hereof, the value of HPI's stock shall be determined by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the Nasdaq National Market) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through Nasdaq (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately following the date of the election made by HPC, DeBartolo or Chu pursuant to Section 7.9.1 or 7.9.2 (or, if for any reason no such price is available, in such other manner as the Board of Directors of HPI may deem appropriate to reflect the then fair market value thereof). If HPC is no longer the Manager at the time HPC, Chu or DeBartolo exercises its right hereunder, the parties acknowledge that Chu or DeBartolo must first offer its

Membership Interest to CEI in accordance with the terms of the Purchase
Agreement.

          7.9.5  CLOSING.  The closing (the "Closing") of any sale pursuant
                 -------
hereto shall be held at a mutually acceptable place, on a date (the "Closing Date") not more than the later of (i) one-hundred twenty (120) days after the election made by HPC, DeBartolo or Chu pursuant to Section 7.9.1 or 7.9.2, or
(ii) thirty (30) days after determination of the Fair Value of the Membership Interest of Chu or DeBartolo as applicable, which date shall be established by HPC upon not less than ten (10) business days' prior written notice to Chu or DeBartolo, as applicable. Conveyance shall be made by an appropriate assignment, duly and validly executed by Chu or DeBartolo, as applicable, conveying the Acquired Interest, free and clear of all liens, claims, encumbrances and rights of others and containing customary representations and warranties to HPC, including without limitation, representations and warranties that (i) there are no outstanding options, warrants or other rights to purchase such Membership Interest; and (ii) Chu or DeBartolo, as applicable, has full power and authority to sell its Membership Interest and such sale is not prohibited by and will not conflict with the terms of any other understanding, agreement or arrangement to which Chu or DeBartolo, as applicable, is a party or by which it is bound.

    7.10  TAG-ALONG RIGHTS.
          ----------------

          7.10.1  RIGHT TO PARTICIPATE IN SALE.  Following compliance with
                  ----------------------------
all applicable requirements of this Agreement governing the Transfer of Membership Interests, including the requirements of the Purchase Agreement regarding offering the Membership Interest to CEI, if any Member ("Selling Member") enters into an agreement to transfer, sell or otherwise dispose of any portion of its Membership Interest (other than a Transfer of an Economic Interest to an Affiliate or another Member as permitted by Section 7.1) (such transfer, sale or other disposition being referred to as a "Tag-Along Sale"), then each other Member ("Tag-Along Member") shall have the right, but not the obligation, to participate in such Tag-Along Sale. The portion of its Membership Interest that each Tag-Along Member will be entitled to include in such Tag-Along Sale (the "Member's Allotment") shall be determined by multiplying (i) the Profit Percentage Interest represented by the Membership Interest proposed to be sold, transferred or otherwise disposed of pursuant to the Tag-Along Sale, by (ii) such Tag-Along Member's Profit Percentage Interest on the day immediately preceding the Tag-Along Notice Date (as defined below). Any sales of any portion of its Membership Interest by a Tag-Along Member as a result of the foregoing "Tag-Along Rights" shall be on the same terms and conditions as the proposed Tag-Along Sale by the Selling Member. The "Tag-Along Notice Date" shall be the date that the Tag-Along Sale Notice (as defined below) is delivered to Members.

          7.10.2  SALE NOTICE.  The Selling Member shall provide the other
                  -----------
Members with written notice (the "Tag-Along Sale Notice") not more than sixty
(60) nor less than thirty (30) days prior to the proposed date of the Tag-Along Sale (the "Tag-Along Sale Date"). Each Tag-Along Sale Notice shall set forth:
(i) the name and address of each proposed transferee or purchaser of a Membership Interest in the Tag-Along Sale; (ii) the Profit Percentage Interest represented by the Membership Interest proposed to be transferred or sold by the Selling Member; (iii) the proposed amount and form of consideration to be paid for such Membership Interest and the terms and conditions of payment offered by each proposed transferee or purchaser; (iv) confirmation that the proposed purchaser or transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase the Membership Interest in accordance with the terms hereof; and (v) the Tag-Along Sale Date.

          7.10.3  TAG-ALONG NOTICE.  If a Member wishes to participate in
                  ----------------
the Tag-Along Sale, such Member shall provide written notice (the "Tag-Along Notice") to the Selling Member no less than ten (10) business days prior to the Tag-Along Sale Date. If a Tag-Along Notice is not received by the Selling Member from a Member prior to the ten (10) day period specified above, the Selling Member shall have the right to sell or otherwise transfer the Membership Interest specified in the Tag-Along Sale Notice to the proposed purchaser or transferee without any participation by such Member. The Tag-Along Notice shall set forth the Profit Percentage Interest represented by the Membership Interest that such Member elects to include in the Tag-Along Sale, which shall not exceed the Member's Allotment. The Tag-Along Notice shall also specify the aggregate Profit Percentage Interest represented by such Member's Membership Interest as of the close of business on the day immediately preceding the Tag-Along Notice Date, which such Member desires also to include in the sale ("Additional Membership Interests") in the event there is any under-subscription for the entire amount of all Members' Allotments. In the event there is an under-subscription in the aggregate of such Members' Allotments, the Selling Member shall apportion the unsubscribed Members' Allotments to such holders whose Tag-Along Notices specified an amount of Additional Membership Interests, which apportionment shall be on a pro rata basis among such Members in accordance with
                            --- ----
the number of Additional Membership Interests specified by all such Members in their Tag-Along Notices. The Tag-Along Notice given by the Member shall constitute such Member's binding agreement to sell such Membership Interest on the terms and conditions applicable to the Tag-Along Sale, subject to the provisions of this Section 7.10.

          7.10.4  VOID TRANSFERS.  If the Selling Member fails to sell or
                  --------------
otherwise Transfer its Membership Interest or any portion thereof on terms and conditions which are no more favorable in any material respect to the Selling Member than as stated in the Tag-Along Sale Notice on or prior to the Tag-Along Sale Date, such sale or Transfer shall be null and void, and any subsequent sale or Transfer of such Membership Interest must comply with all of the requirements of this Agreement.

          7.10.5  EXEMPT TRANSFERS.  The provisions of this Section 7.10
                  ----------------
shall not apply to any Transfer, sale or other disposition by any Member to one of its Affiliates (provided that prior to any such disposition the Member complies with the requirements of this Agreement regarding Transfers).


                                   ARTICLE 8

                   ACCOUNTING, RECORDS, REPORTING BY MEMBERS


     8.1  FISCAL YEAR.  The fiscal year of the Company shall be the calendar
          -----------
year. The decision to engage outside accountants for the Company and the selection of such outside accountants, if any, shall be made by the Manager.

     8.2  BOOKS AND RECORDS.  Each Member and each Economic Interest Owner,
          -----------------
and their duly authorized representatives shall at all times, during regular business hours, have reasonable access to and may inspect and copy at its own expense any of the books and records of the Company set forth in this Section, for purposes reasonably related to such person's interest in the Company. Each Member shall be entitled at any time to have the Company's books and records examined or audited at such Member's expense, and HPC shall cooperate fully with the party or parties making such examination or audit on behalf of such Member. The books of account of the Company shall be maintained and prepared in accordance with generally accepted accounting principles, consistently applied. The Company shall maintain at its principal office in California all of the following:

          (a) A current list of the full name and last known business or residence address of each Member and Economic Interest Owner set forth in alphabetical order, together with the Capital Contributions, Capital Account and Profit Percentage Interest of each Member and Economic Interest Owner;

          (b) A current list of the full name and business or residence address of the Manager and each officer;

          (c) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed;

          (d) Copies of the Company's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent taxable years;

          (e) A copy of this Agreement and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed;

          (f) Copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years;

          (g) The Company's books and records as they relate to the internal affairs of the Company for at least the current and past four (4) Fiscal Years;

          (h) Originals or copies of all minutes, actions by written consent, consents to action and waivers of notice to Members and Member votes, actions and consent, if any; and

          (i) Any other information required to be maintained by the Company pursuant to the Act.

     8.3  STATEMENTS.
          ----------

          8.3.1   ANNUAL REPORT.  Within one-hundred twenty (120) days after
                  -------------
the end of each calendar year, the Manager shall deliver to each of the other Members audited financial statements of the Company, certified by Arthur Anderson & Co., Inc. or such other "Big Six" accounting firm selected by the Manager.

          8.3.2   TAX INFORMATION.  The Manager shall cause to be prepared
                  ---------------
at least annually, at Company expense, information necessary for the preparation of the Members' and Economic Interest Owners' federal and state income tax returns. The Manager shall send or cause to be sent to each Member or Economic Interest Owner within ninety (90) days after the end of each taxable year such information as is necessary to complete federal and state income tax or information returns and a copy of the Company's federal, state, and local income tax or information returns for that year.

          8.3.3   ANNUAL STATE REPORT.  The Manager shall cause to be filed
                  -------------------
at least annually with the California Secretary of State the statement required under California Corporations Code (S)17060.

          8.3.4   MONTHLY REPORTS.  As soon as practicable following the end
                  ---------------
of each month, the Manager shall deliver to each of the other Members a copy of such monthly financial reports of income and expense of the Company as are prepared by the Manager with respect to the Company.

       8.4  FILINGS.  The Manager, at Company expense, shall cause the income
            -------
tax returns for the Company to be prepared and timely filed with the appropriate authorities. The Manager, at Company expense, shall cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Articles and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations. If the Manager or any officer required by the Act to execute or file any document fails, after demand, to do so within a reasonable period of time or refuses to do so, any other officer or Member may prepare, execute and file that document with the California Secretary of State.

       8.5  BANK ACCOUNTS.  The Manager shall maintain the funds of the Company
            -------------
in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be commingled in any fashion with the funds of any other Person.

       8.6  TAX MATTERS FOR THE COMPANY HANDLED BY THE MANAGER AND TAX MATTERS
            ------------------------------------------------------------------
PARTNER.  The Manager shall from time to time cause the Company to make such tax
-------
elections as the Manager deems to be in the best interests of the Company and the Members. The Tax Matters Partner, as defined in Code Section 6231, shall represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Company funds for professional services and costs associated therewith. The Tax Matters Partner shall oversee the Company tax affairs in the overall best interests of the Company. If for any reason the Tax Matters Partner resigns or can no longer serve in that capacity, a Super Majority Interest may designate another Member to be Tax Matters Partner.


                                   ARTICLE 9

                           DISSOLUTION AND WINDING UP


       9.1  EVENTS OF DISSOLUTION.  The Company shall be dissolved, its assets
            ---------------------
shall be disposed of, and its affairs wound up on the first to occur of the following:

            9.1.1 The happening of any event of dissolution specified in the Articles;

            9.1.2   The entry of a decree of judicial dissolution pursuant to
Section 17351 of the Corporations Code;

            9.1.3   The vote of a Super Majority Interest;

          9.1.4 The occurrence of a Dissolution Event unless there are at least two Remaining Members in addition to the Excluded Member (it being agreed that, if there are not at that time at least two Remaining Members in addition to the Excluded Member, the sole Remaining Member shall in its sole and absolute discretion have the right to admit another Member to the Company) and a Majority Interest consent within ninety (90) days of the Dissolution Event to the continuation of the business of the Company; or

          9.1.5 The expiration of the period fixed for the duration of the Company as stated in the Articles.

     9.2  EFFECT OF A DISSOLUTION EVENT (OTHER THAN DISSOLUTION).  If
          ------------------------------------------------------
following a Dissolution Event, the Remaining Members vote to continue the business of the Company, such Remaining Member(s) shall purchase the Excluded Member's interest in the Company, on a pro rata basis in accordance with their respective Profit Percentage Interests, for an aggregate purchase price equal to the amount that the Excluded Member would be entitled to receive for the Fair Value of the Excluded Member's Membership Interest as determined in accordance with the procedures for determining the Fair Value of Chu's and DeBartolo's Membership Interests set forth in Section 7.9.3, payable in equal quarterly installments over five (5) years with interest at the Rate. Following such purchase, the Remaining Members shall continue the operation of the Company independently of the Excluded Member. Upon such vote by the Remaining Members to continue the business of the Company, the Excluded Member shall have no further right to participate, in any way, in the business of the Company (specifically including the right to receive distributions from, or to share in the Net Profits, Net Losses or similar items of, the Company or to approve Company actions). Election of the Remaining Member(s) to continue the business of the Company under this Section 9.2 shall not preclude such Remaining Member(s) from pursuing any and all other remedies available to it or them under this Agreement, at law or in equity.

     9.3  CERTIFICATE OF DISSOLUTION.  As soon as possible after the
          --------------------------
occurrence of any of the events specified in Section 9.1 above, any Member shall execute a Certificate of Dissolution in such form as shall be prescribed by the California Secretary of State and file the Certificate as required by the Act.

     9.4  WINDING UP.  Upon the occurrence of any event specified in Section
          ----------
9.1 above, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Manager shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and assets, shall either cause its assets to be sold or distributed, and if sold as promptly as is consistent with obtaining the fair market value thereof, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.6. The Manager shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. The Manager shall be entitled to reasonable compensation for its services in winding up the Company's affairs.

       9.5  DISTRIBUTIONS IN KIND.  Any non-cash asset distributed to one or
            ---------------------
more Members shall first be valued at its fair market value to determine the Net Profit or Net Loss that would have resulted if such asset were sold for such value, such Net Profit or Net Loss shall then be allocated pursuant to Article 3, and the Members' Capital Accounts shall be adjusted to reflect such allocations. The amount distributed and charged to the Capital Account of each Member receiving an interest in such distributed asset shall be the fair market value of such interest (which shall mean the price that an independent third party would pay for such asset, net of any liability secured by such asset that such Member assumes or takes subject to). The fair market value of such asset shall be determined by the Manager or if there is an objection by any Member, the fair market value shall be determined by an independent appraiser (which must be recognized as an expert in valuing the type of asset involved) selected by the Manager or liquidating trustee and approved by a Super Majority Interest.

       9.6  ORDER OF PAYMENT UPON DISSOLUTION.  After determining that all known
            ---------------------------------
debts and liabilities of the Company in the process of winding-up, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances, after taking into account income and loss allocations for the Company's taxable year during which liquidation occurs. Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

       9.7  COMPLIANCE WITH REGULATIONS.  All payments to the Members upon the
            ---------------------------
winding up and dissolution of the Company shall be strictly in accordance with the positive capital account balance limitation and other requirements of Regulations Section 1.704-1(b)(2)(ii)(d).

       9.8  LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION.  Except as otherwise
            -------------------------------------------
specifically provided in this Agreement, each Member shall be entitled to look solely at the assets of the Company for the return of its positive Capital Account balance and shall have no recourse for such Member's Capital

Contribution and/or share of Net Profits (upon dissolution or otherwise) against the Manager, officers, or any other Member.

       9.9  CERTIFICATE OF CANCELLATION.  The Persons who filed the Certificate
            ---------------------------
of Dissolution shall cause to be filed in the office of, and on a form prescribed by, the California Secretary of State, a certificate of cancellation of the Articles upon the completion of the winding up of the affairs of the Company.

       9.10 NO ACTION FOR DISSOLUTION.  No Member or Economic Interest Owner has
            -------------------------
any interest in specific property of the Company. Without limiting the foregoing, each Member and Economic Interest Owner irrevocably waives during the term of the Company any right that he or it may have to maintain any action for partition with respect to the property of the Company. Except as expressly permitted in this Agreement, a Member or Economic Interest Owner shall not take any voluntary action that directly causes a Dissolution Event. The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company under circumstances where dissolution is not required by Section 9.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Economic Interests. Accordingly, except where the Members have failed to liquidate the Company as required by this Article 9, each Member hereby waives and renounces such Member's right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Company or to seek a decree of judicial dissolution of the Company on the ground that (a) it is not reasonably practicable to carry on the business of the Company in conformity with the Articles or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Member. Damages for breach of this Section 9.10 shall be monetary damages only (and not specific performance), and the damages may be offset against distributions by the Company to which such Member would otherwise be entitled.


                                   ARTICLE 10

                         INDEMNIFICATION AND INSURANCE


       10.1 INDEMNIFICATION OF COMPANY PERSONS.  The Company shall indemnify any
            ----------------------------------
Company Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including a Proceeding by or in the right of the Company) by reason of the fact that such Company Person is or was an agent of the Company against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by or levied against such Company Person in connection with such Proceeding if such Company Person acted in good faith and in a manner such Company Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe such Company Person's conduct was unlawful. The termination of any Proceeding, whether by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a Company Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that a Company Person had reasonable cause to believe that such Company Person's conduct was unlawful. To the fullest extent permitted by applicable law, a Company Person shall be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of the State of California or other applicable jurisdictions, for indemnification pursuant to this Section 10.1, unless and until a court of competent jurisdiction, after all appeals, finally determines to the contrary, and the Company shall bear the burden of proof of establishing by clear and convincing evidence that such Company Person failed to meet such standards of conduct. In any event, the Company Person shall be entitled to indemnification from the Company to the fullest extent permitted by applicable law, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of Company Persons allowable under such laws.

       10.2 SUCCESSFUL DEFENSE.  Notwithstanding any other provision of this
            ------------------
Agreement, to the extent that a Company Person has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 101, or in defense of any claim, issue or matter therein, such Company Person shall be indemnified against Expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by the laws of California or other applicable jurisdictions, including, without limitation, any amendments thereto subsequent to the date of this Agreement that increase the protection of Company Persons allowable under such laws.

       10.3 INDEMNIFICATION OF OTHER AGENTS.  The Company may, but shall not be
            -------------------------------
obligated to, indemnify any Person (other than a Company Person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any Proceeding (including any Proceeding by or in the right of the Company) by reason of the fact that such Person is or was an agent of the Company, against all Expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by such Person in connection with such Proceeding under the same circumstances and to the same extent as is provided for or permitted in this Article 10 with respect to a Company Person, or with respect to such circumstances and on such terms as the Manager may determine.

       10.4  RIGHT TO INDEMNIFICATION UPON APPLICATION.
             -----------------------------------------

             10.4.1  TIMING.  Any indemnification or advance under Section 10.1
                     ------
or 10.3 shall be made promptly, and in no event later than sixty (60) days, after the Company's receipt of the written request of a Company Person therefor, unless, in the case of an indemnification, a determination shall have been made as provided in Section 10.1 that such Company Person has not met the relevant standard for indemnification set forth in that Section.

             10.4.2  ENFORCEMENT.  The right of a Person to indemnification or
                     -----------
an advance of Expenses as provided by this Article 10 shall be enforceable in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Company. Neither the failure by the Manager or Members of the Company or its independent legal counsel to have made a determination that indemnification or an advance is proper in the circumstances, nor any actual determination by the Manager or Members of the Company or its independent legal counsel that indemnification or an advance is not proper, shall be a defense to the action or create a presumption that the relevant standard of conduct has not been met. In any such action, the Person seeking indemnification or advancement of Expenses shall be entitled to recover from the Company any and all expenses of the types described in the definition of Expenses actually and reasonably incurred by such Person in such action, but only if such Person prevails therein. A Person's Expenses incurred in connection with any Proceeding concerning such Person's right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Company regardless of the outcome of such a Proceeding, unless a court of competent jurisdiction finally determines that each of the material assertions made by such Person in the Proceeding was not made in good faith or was frivolous.

       10.5 PAYMENT OF EXPENSES IN ADVANCE.  Expenses incurred by a Company
            ------------------------------
Person in connection with a Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written undertaking by or on behalf of such Company Person to repay such amount if it shall ultimately be determined that such Company Person is not entitled to be indemnified by the Company as authorized in this Article 10.

       10.6 LIMITATIONS ON INDEMNIFICATION.  No payments pursuant to this
            ------------------------------
Agreement shall be made by the Company:

           (a) To indemnify or advance funds to any Person with respect to a Proceeding initiated or brought voluntarily by such Person and not by way of defense, except as provided in Section 10.4.2 with respect to a Proceeding brought to establish or enforce a right to indemnification under this Agreement, otherwise than as required under California law, but indemnification or advancement of Expenses may be provided by the Company in specific cases if a determination is made that such indemnification or advancement is appropriate. The determination as to whether any such indemnification or advancement of Expenses is appropriate shall be made (i) by the Manager or, if there is more than one Manager (provided the Manager is not a party to such Proceeding) Managers by a majority vote of a quorum consisting of Managers who were not parties to such Proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of such disin terested Managers so directs, by independent legal counsel in a written opinion, or (iii) by the Members by a vote of Members holding a Super Majority Interest, whether or not constituting a quorum, who were not parties to such Proceeding;

          (b) To indemnify or advance funds to any Person for any Expenses, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes resulting from the such Person's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

          (c) If a court of competent jurisdiction finally determines that any indemnification or advance of Expenses hereunder is unlawful.

     10.7 OTHER TERMS OF INDEMNIFICATION.
          ------------------------------

          10.7.1 PARTIAL INDEMNIFICATION.  If a Person is entitled under
                 -----------------------
any provision of this Article 10 to indemnifica tion by the Company for a portion of Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes incurred by such Person in any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify such Person for the portion of such Expenses, amounts paid in settlement, judgments, fines, penalties or ERISA excise taxes to which such Person is entitled, except that no indemnification shall be given for Expenses in connection with a Proceeding brought by the Company if the Person is found liable on any portion of the claims in such Proceeding.

          10.7.2 INDEMNITY NOT EXCLUSIVE.  The indemnification and
                 -----------------------
advancement of Expenses provided by, or granted pursuant to, the provisions of this Article 10, shall not be deemed exclusive of any rights to which any Person seeking indemnification or advancement of Expenses may be entitled under any agreement, vote of Members, determination of the Board, or otherwise, both as to action in such Person's capacity as an agent of the Company and as to action in another capacity while serving as an agent.

          10.7.3 INSURANCE.  The Company shall have the power to purchase
                 ---------
and maintain insurance or other financial arrangement on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article 10 or of Section 17155 of the Act. In the event a Person shall receive payment from any insurance carrier or from the Plaintiff in any action against such Person with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Company pursuant to this Article 10, such Person shall reimburse the Company for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Company to such Person exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to such Person hereunder. In addition, upon payment of indemnified amounts under the terms and conditions of this Agreement, the Company shall be subrogated to such Person's rights against any insurance carrier with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Company of the amount to be reimbursed by such Person pursuant to the second sentence of this Section 10.7.3.

          10.7.4 HEIRS, EXECUTORS AND ADMINISTRATORS.  The indemnification
                 -----------------------------------
and advancement of Expenses provided by, or granted pursuant to, this Article 10 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be an agent of the Company and shall inure to the benefit of such Person's heirs, executors and administrators.


                                   ARTICLE 11

                              REGISTRATION RIGHTS


In the event that, following the exercise of a right to cause a Membership Interest to be purchased or sold pursuant to Section 7.9, HPC exercises its right pursuant to Section 7.9.4 to pay for the Acquired Interest with HPI Common Stock, then the provisions of this Article 11 shall apply. The rights set forth in this Article 11 shall be personal to Chu and DeBartolo and may not be assigned or transferred.

       11.1 INCIDENTAL REGISTRATION.  Each time HPI proposes to file a
            -----------------------
Registration Statement, if Chu or DeBartolo, as applicable, has not theretofore exercised its rights pursuant to Section 11.1A hereof, HPI shall take the following steps:

          11.1.1  NOTICE.  Mail a written notice of the offering and the name of
                  ------
the managing underwriter (if any) to each Holder at the address shown on the books and records of HPI at least thirty (30) days prior to the filing of any such Registration Statement; and

          11.1.2 INCLUSION OF SHARES.  Include in such Registration
                 -------------------
Statement any and all Registrable Securities specified in a notice by the Holder which is received by the Company not less than fifteen (15) days following the mailing of the notice specified in Section 1111 above. In connection with any registration, the Selling Holder must: (i) sell such Registrable Securities in the manner and on the terms adopted by or through the underwriter(s) acting on behalf of HPI in connection with such registration, if such underwriter(s) so requests; and (ii) accept a reduction (including a total elimination) in the number of shares to be included in such registration on a pro rata basis (based on the number of shares held by each) with any other selling shareholders holding contractual registration rights (except that HPI and any shareholder who has exercised demand registration rights with respect to such Registration Statement shall not be affected by such reduction) if the underwriter(s) reasonably deem that without such reduction (or elimination) HPI might be substantially hindered in the terms or number of securities which it could sell in such registration. Nothing in this Section 11.1.2 shall limit the ability of HPI to withdraw a Registration Statement it has filed either before or after effectiveness thereof. In the case of an underwritten offering, a Selling Holder may withdraw his, her or its included shares after the filing of the Registration Statement only (i) with the consent of the underwriter; (ii) if the final price is less than the range of prices given in the preliminary prospectus; (iii) if HPI breaches its obligations; or (iv) as provided in
Section 11.2.2.

            11.1A  DEMAND REGISTRATION.
                   -------------------

                   11.1A.1 NOTICE OF DEMAND.  At any time after Chu or DeBartolo
                           ----------------
receives Registrable Securities, each of Chu or DeBartolo shall have the right to request by written notice to HPI that HPI register the Registrable Securities under the 1933 Act. Each of Chu and DeBartolo shall have the right to make one such demand (except that if such demand is withdrawn pursuant to Section 11.1A.3, such demand shall not be deemed to have been made for purposes of this limitation); and each such demand must include all Registrable Securities held by Chu or DeBartolo, as applicable. Each notice shall set forth (i) the number of shares to be included; (ii) the names of the Selling Holder; and (iii) the proposed manner of sale. Within ten (10) days after receipt of such notice, the Company shall notify the other Holder (if any) and offer to such Holder the opportunity to include its shares in such registration.

          11.1A.2  HOLDER AND REGISTRATION.  Promptly after receipt of any
                   -----------------------
notice pursuant to Section 11.1A.1, HPI shall prepare and file with the SEC, a Registration Statement on any applicable form, with respect to all the Registrable Securities held by such Selling Holder.

          11.1A.3  HOLDBACK.  In the event that registration is demanded
                   --------
pursuant to Section 11.1A.1, and HPI determines that the shares for which registration is requested cannot be sold without serious injury to HPI or its existing shareholders, HPI shall have the option to require the Selling Holders to withdraw such registration demand and not make any other demand for a period of up to one-hundred eighty (180) days (which may be extended if such facts continue to be in effect).

     11.2 REGISTRATION PROCEDURES.  Whenever HPI shall register any securities
          -----------------------
pursuant to this Article 11, the parties agree as follows:

          11.2.1 SELLING HOLDER INFORMATION.  Each Selling Holder shall
                 --------------------------
provide HPI with such information about such Holder and his, her or its intended manner of distributing the Registrable Securities, and shall otherwise cooperate with HPI and the underwriter(s) as may be needed or helpful in the reasonable opinion of HPI to complete any obligation of HPI hereunder. Failure to comply with this requirement shall excuse HPI from any further obligation to a Selling Holder to include his, her or its shares in that Registration Statement;

          11.2.2 CONSULTATION.  HPI shall supply copies of any Registration
                 ------------
Statement, any amendment thereto and any communications of the SEC related thereto to each Selling Holder and Seller's Underwriter and shall provide each Selling Holder and Seller's Underwriter with a reasonable opportunity, prior to filing such document with the SEC, to provide comments with respect to any matters in such documents that describe such Selling Holder, the Seller's Underwriter or the distribution of securities held by such Selling Holder ("Selling Holder Matters"). HPI will immediately amend such Registration Statement to include such reasonable changes relating to Selling Holder Matters as the Selling Holders and the Seller's Underwriter reasonably agree should be included therein. Any Selling Holder requesting a change refused by HPI may withdraw his, her or its shares from the Registration Statement;

          11.2.3 PROVISION OF PROSPECTUSES.  HPI shall furnish each Selling
                 -------------------------
Holder such number of copies of preliminary and final prospectuses, each in conformity with the requirements of the 1933 Act, and such other documents as such Selling Holder may reasonably request in order to facilitate the public sale or other disposition of such securities;

          11.2.4 BLUE SKY COMPLIANCE.  HPI shall use its reasonable efforts
                 -------------------
to register or qualify the securities covered by such Registration Statement under the securities or "blue sky" laws of such jurisdictions as each Selling Holder shall reasonably request (provided, however, that HPI shall not be required (i) to consent to, or take any action which would subject it to, general service of process for all purposes or (ii) to qualify to do business in any jurisdiction where it is not then subject or qualified);

          11.2.5 AMENDMENTS.  HPI shall use its reasonable efforts to
                 ----------
prepare and file promptly with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement continuously effective and in compliance with the 1933 Act for up to four (4) months, or until all Registrable Securities registered in that Registration Statement are sold, whichever is earlier;

          11.2.6 PROSPECTUS DELIVERY.  At any time when a sale or other
                 -------------------
public disposition pursuant to a Registration Statement is subject to a prospectus delivery requirement, HPI shall immediately notify each Selling Holder and Sellers' Underwriter of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Upon receipt of such a notice, each Selling Holder shall immediately discontinue sales or other dispositions of Registrable Securities pursuant to the Registration Statement. The Selling Holders may resume sales only upon receipt of amended prospectuses or after such Selling Holders have been advised by HPI that the use of the previous prospectus may be legally resumed;

          11.2.7 STOP-ORDERS.  HPI agrees to immediately notify each
                 -----------
Selling Holder (i) of the issuance by the SEC of any stop order or order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, or (ii) of the receipt by HPI of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction, or the initiation of any proceedings for such purpose. HPI, with the reasonable cooperation of the Selling Holders, shall make every reasonable effort to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible moment;

          11.2.8 UNDERWRITING AGREEMENT.  At the request of HPI or any
                 ----------------------
underwriter of the offering, each Selling Holder shall enter into an underwriting agreement in a form reasonably agreed upon by HPI and such underwriter(s); and

          11.2.9 COMPLIANCE WITH LAWS.  In all actions taken under this
                 --------------------
Agreement, each Selling Holder agrees to use his, her or its best efforts to comply with all provisions of the 1933 Act as well as any other applicable law.

       11.3 REGISTRATION NOT REQUIRED.  HPI shall have no obligation to any
            -------------------------
Holder under this Article 11 with respect to whom HPI has obtained an opinion of counsel, in form reasonably satisfactory to such Holder, to the effect that the Registrable Securities involved may be immediately sold to the public without registration thereof, whether pursuant to Rule 144 or otherwise.

       11.4 DELAY OF REGISTRATION.  No Holder shall have any right to take any
            ---------------------
action to restrain, enjoin or otherwise delay the filing or effectiveness of any Registration Statement on the basis of any controversy which might arise with respect to the interpretation or implementation of this Article 11.

       11.5 INDEMNITY.
            ---------

            11.5.1  HPI'S INDEMNITY.  HPI will indemnify each Selling Holder
                    ---------------
and any Sellers' Underwriter (and any of their officers and directors and persons who control such Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same is based on (i) information furnished in writing to the Company by such Holder, an underwriter, or any Selling Holder expressly for use therein, or (ii) the circumstances set forth in Section 1152(y) hereof.

            11.5.2  THE HOLDER'S INDEMNITY.  Each Selling Holder will
                    ----------------------
indemnify (i) HPI, any underwriter, and any other person selling under a Registration Statement (and any of their officers and directors and persons who control HPI, such underwriter or such other persons within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act) against all claims, losses, damages, liabilities and expenses resulting from (x) any untrue statement or alleged untrue statement of a material fact contained in that Registration Statement or from any omission or alleged omission to state a material fact required to be stated or necessary to make the statements therein not misleading, but only to the extent based upon information furnished in writing to the Company by such Holder expressly for inclusion in that Registration Statement or other document or (y) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact from, a prospectus if (i) a later prospectus corrected the untrue statement or alleged untrue statement, or omission or alleged omission, (ii) at such time the Company had advised the Holder of the availability of the revised prospectus, and (iii) there would have been no such liability had such later prospectus actually been delivered to the purchaser at or prior to confirmation of sale.

       11.6 EXPENSES OF REGISTRATION.  The Selling Holder shall bear all
            ------------------------
expenses incurred in any Registration undertaken pursuant to Section 11.1A, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), legal fees, brokerage or underwriting fees, expenses or commissions, fees and expenses of complying with securities and blue sky laws and regulations, printing expenses and fees and disbursements of the independent certified public accountants and of HPI's counsel. With respect to any Registration undertaken pursuant to Section 111, HPI shall bear all expenses other than Selling Holder Expenses (defined below). Each Selling Holder shall bear his, her or its equitable share of any Selling Holder Expenses. "Selling Holder Expenses" shall consist of (i) Selling Holder's legal costs, (ii) any proportionate share of brokerage or underwriting fees, expenses or commissions, (iii) any fees and expenses of complying with blue sky laws to the extent registration in the applicable state is requested by a Selling Holder pursuant to Section 1124 hereof, and (iv) any other costs required to be paid by Selling Holders in order to comply with state securities laws and regulations.

       11.7 TERMINATION.  Each Holder shall have no further rights under this
            -----------
Article at any time (i) after such time as no further Registrable Securities of such Holder remain outstanding or (ii) such Holder has exercised his, her or its registration rights under Section 11.1A on one occasion, whichever comes first. Further, each Holder shall have the right to participate in any Registration undertaken pursuant to Section 111 only once.


                                   ARTICLE 12

                                 MISCELLANEOUS


       12.1 OTHER VENTURES; COMPETITION.
            ---------------------------

            (a) Nothing contained in this Agreement or in law shall be construed to limit or restrict in any way the freedom of any Member, or any shareholders or affiliates of a Member, to conduct any other business venture or activity whatsoever, including the ownership, development, leasing, sale, financing, operation and management of other card clubs or casinos nor to require any accountability to the Company or to any other Member, whether or not such other business ventures are in direct or indirect competition with the business of the Company.

          (b) No Member need afford the Company or any other Member or any affiliate of a Member the opportunity to acquire or invest in any other property, project or enterprise, regardless of whether such property, project or enterprise would, but for this sentence, be deemed an opportunity of the Company.

     12.2 COUNSEL TO THE COMPANY.  Counsel to the Company may also be counsel
          ----------------------
to any Member or any Affiliate of a Member. The officers of the Company may execute on behalf of the Company and the Members any consent to the representation of the Company that counsel may request pursuant to the California Rules of Professional Conduct or similar rules in any other jurisdiction.

     12.3 GENERAL PROVISIONS.
          ------------------

          12.3.1  COMPLETE AGREEMENT.  This Agreement and any documents
                  ------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all prior or contemporaneous agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

          12.3.2  DISPUTES.
                  --------

                  12.3.2.1 GOVERNING LAW; JURISDICTION.  This Agreement has been
                           ---------------------------
negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction. Any and all disputes between the parties which may arise pursuant to this Agreement not covered by arbitration will be heard and determined before an appropriate federal or state court located in Los Angeles, California. The parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.

                  12.3.2.2 ARBITRATION AS EXCLUSIVE REMEDY.  Except for actions
                           -------------------------------
seeking injunctive relief and for actions pursuant to Sections 101 and 1042, which may be brought before any court having jurisdiction, any claim arising out of or relating to (i) this Agreement, including without limitation its validity, interpretation, enforceability or breach, or (ii) the relationship between the parties (including without limitation its commencement and termination) whether based on breach of covenant, breach of an implied covenant or intentional infliction of emotional distress or other tort or contract theories, which are not settled by agreement between the parties, shall be settled by arbitration in Los Angeles County, California, before a sole arbitrator who shall be a retired judge of the Los Angeles Superior Court or retired justice of the California Court of Appeal or Supreme Court. The sole arbitrator shall be selected by mutual agreement of the parties within fifteen (15) days after service of a notice of intent to arbitrate by any party. If the parties are unable to select a mutually agreeable arbitrator, then a retired judge or justice of the California state courts shall be selected by order of the court pursuant to the provisions of Code of Civil Procedure (S)1281.6. The parties hereby (i) consent to the in personam jurisdiction of the Superior Court of the State of California for purposes of the enforcement of this arbitration provision and confirming any such award and entering judgment thereof; (ii) agree to use their best efforts to keep all matters relating to any arbitration hereunder confidential; and
(iii) agree that the arbitrators may not assess any remedy other than the awarding of actual out-of-pocket damages suffered and/or punitive damages when appropriate. In any arbitration proceedings hereunder (a) all testimony of witnesses shall be taken under oath; (b) discovery will be allowed under the provisions of Section 1283.05 of the Code of Civil Procedure, as presently in force, which are incorporated herein; (c) production of documents will be allowed as provided for by Section 2031 of the Code of Civil Procedure; and (d) upon conclusion of any arbitration, the arbitrator shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each party to this Agreement along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure. Each party agrees that, except as expressly provided above, the arbitration provisions of this Agreement are its exclusive remedy and expressly waives any right to seek redress in another forum. Each party shall share equally the fees of the arbitrator during the arbitration, but the fees of the arbitrator shall be borne by the losing party. Any arbitration shall be commenced within forty-five (45) days, and completed within ninety (90) days, of the appointment of the arbitrator.

          12.3.3  ADDITIONAL DOCUMENTS.  Each party hereto agrees to execute
                  --------------------
any and all further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Agreement.

          12.3.4  NOTICES.  Unless otherwise specifically permitted by this
                  -------
Agreement, all notices under this Agreement shall be in writing and shall be delivered by personal service, telecopy, federal express or comparable overnight service or certified mail (if such service is not available, then by first class mail), postage prepaid, to such address as may be designated from time to time by the relevant party, and which shall initially be as set forth on Exhibit A.
                                                                    ---------
All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

          12.3.5 PARTIES.
                 -------

                 12.3.5.1  NO THIRD-PARTY BENEFITS.  None of the provisions of
                           -----------------------
this Agreement shall be for the benefit of, or enforceable by, any third party.

                 12.3.5.2  SUCCESSORS AND ASSIGNS.  Except as provided herein to
                           ----------------------
the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

          12.3.6 GOVERNING LAW; JURISDICTION.  This Agreement has been
                 ---------------------------
negotiated and entered into in the State of California, concerns a California business and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of law provisions of California or any other jurisdiction.

          12.3.7 WAIVER OF JURY.  WITH RESPECT TO ANY DISPUTE ARISING UNDER
                 --------------
OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, AS TO WHICH NO MEMBER INVOKES THE RIGHT TO ARBITRATION HEREINABOVE PROVIDED, OR AS TO WHICH LEGAL ACTION NEVERTHELESS OCCURS, EACH MEMBER HEREBY IRREVOCABLY WAIVES ALL RIGHTS IT MAY HAVE TO DEMAND A JURY TRIAL, INCLUDING ITS CONSTITUTIONAL RIGHTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE MEMBERS AND EACH MEMBER ACKNOWLEDGES THAT NONE OF THE OTHER MEMBERS NOR ANY PERSON ACTING ON BEHALF OF THE OTHER PARTIES HAS MADE ANY REPRESENTATION OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE MEMBERS EACH FURTHER ACKNOWLEDGE THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE MEMBERS EACH FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

          12.3.8 WAIVERS STRICTLY CONSTRUED.  With regard to any power,
                 --------------------------
remedy or right provided herein or otherwise available to any party hereunder
(i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or by any other indulgence.

          12.3.9 RULES OF CONSTRUCTION.
                 ---------------------

                 12.3.9.1  HEADINGS.  The Article and Section headings in this
                           --------
Agreement are inserted only as a matter of convenience, and in no way define, limit, or interpret the scope of this Agreement or of any particular Article or Section.

          12.3.9.2  TENSE AND CASE.  Throughout this Agreement, as the context
                    --------------
may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

          12.3.9.3  SEVERABILITY.  The validity, legality or enforceability
                    ------------
of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

          12.3.9.4  AGREEMENT NEGOTIATED.  The parties hereto are
                    --------------------
sophisticated and have been represented by lawyers throughout this transaction who have carefully negotiated the provisions hereof. As a consequence, the parties do not believe that the presumptions of Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied in this case and therefore waive their effects. Only the final executed version of this Agreement may be admitted into evidence or used for any purpose, and drafts of this Agreement shall be disregarded for all purposes.

          12.3.10   COUNTERPARTS.  This Agreement may be executed
                    ------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.4 AMENDMENTS.  Except as set forth in the next sentence, all
          ----------
amendments to this Agreement shall be in writing and approved by all of the Members. The Manager may amend Exhibit A hereto at any time and from time to
                                ---------
time to reflect the admission or withdrawal of any Member, or the change in any Member's Capital Contributions, Profit Percentage Interests, or any changes in the Member's addresses, all as contemplated by this Agreement.

     12.5 RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT.  If a Member is
          -------------------------------------------------
not a natural person, neither the Company nor any Member will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

     12.6 INVESTMENT REPRESENTATION.  Each Member hereby represents and
          -------------------------
warrants to, and agrees with, the other Members and the Company that he or it is acquiring the Membership Interest for investment purposes for his or its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Membership Interest. No other person will have any direct or indirect beneficial interest in or right to the Membership Interest.

       12.7 LLC AS CARD CLUB OPERATOR.  At such time as HPI or HPC may be
            -------------------------
licensed as an owner and operator of a card club under applicable California law and the City ordinance, if applicable law then prohibits a card club operator from being organized as a limited liability company or the Company as a limited liability company from being the manager or the managing general partner of Newco, the Company shall be reorganized as a California limited partnership, with HPC as the managing general partner, and the Members shall enter into a Limited Partnership Agreement containing substantially the same terms and provisions hereof, modified as necessary to reflect the fact that the entity is a California limited partnership.

       IN WITNESS WHEREOF, this Agreement is executed as of the day and year set forth above.

                                HP/COMPTON, INC.


                                By:   ___________________________
                                      G. Michael Finnigan
                                Its:  Vice President



                                REDWOOD GAMING LLC


                                By:  ___________________________

                                Its:  __________________________



                                FIRST PARK INVESTMENTS, LLC


                                By:  ___________________________
                                     Leo Chu
                                Its:  __________________________

                                   SCHEDULE I
                                   ----------

                                  DEFINITIONS

       When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this

Schedule I shall have the meanings set forth elsewhere in this Agreement):
----------

       "1933 ACT" shall mean the Securities Act of 1933, as amended, or any
        --------
future comparable law.

       "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended, or
        --------
any future comparable law.

       "ACQUIRED INTEREST" is defined in Section 793.
        -----------------

       "ACT" means the Beverly-Killea Limited Liability Company Act, codified in
        ---
the California Corporations Code, Section 17000 et seq., as the same may be
                                                -- ---
amended from time to time.

       "ADDITIONAL CAPITAL CONTRIBUTIONS" has the meaning set forth in Section
        --------------------------------
22.

       "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the
        --------------------------------
deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

          (a) Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5);

          (b) Credit to such Capital Account the amount of the deductions and losses referable to any outstanding recourse liabilities owed by the Company to such Member for which no other Member bears any economic risk of loss and the amount of the deductions and losses referable to such Member's share (determined in accordance with the Member's Profit Percentage Interest) of outstanding recourse liabilities owed by the Company to non-Members for which no Member bears any economic risk of loss; and

          (c) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-
                           -  -                     -  -
1(b)(2)(ii)(d)(6).
            -  -

          The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-

1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
-------------

       "ADVANCES" has the meaning set forth in Section 2.6.
        --------

       "AFFILIATE" means any individual, partnership, corporation, trust or
        ---------
other entity or association, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, a Member. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company, the right to exercise, directly or indirectly, fifty percent (50%) of the voting rights attributable to the controlled corporation or limited liability company and, with respect to any individual, partnership, trust, other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

       "AGREEMENT" means this Operating Agreement, as originally executed and as
        ---------
amended and/or restated from time to time.

       "ARTICLES" means the Articles of Organization for the Company originally
        --------
filed with the California Secretary of State, as amended and/or restated from time to time.

       "BANKRUPTCY" means:  (i) being adjudicated bankrupt or insolvent in
        ----------
proceedings filed against a Person or its ultimate "parent" entity under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or any similar law or statute of any state thereof (collectively "Bankruptcy Laws"); (ii) any petition for reorganization or arrangement under any Bankruptcy Laws; (iii) proceedings under any Bankruptcy Laws to have a Person adjudicated a bankrupt or insolvent, which proceedings are not dismissed within ninety (90) days of commencement; (iv) the general assignment by any Person for the benefit of creditors; (v) the appointment of a receiver for all or substantially all of the assets of any Person and the failure to have such receiver discharged within ninety (90) days after appointment; (vi) the suffering by any Member of any assignment by operation of law, or any attachment, sequestration, garnishment or lien against, or the occurrence of a levy on, such Person's interest in the Company, or any portion thereof, with the same not being discharged of record by bonding or otherwise within ninety (90) days after notice to such Member of such event.

       "CAPITAL ACCOUNT" means with respect to any Member the capital account
        ---------------
that the Company establishes and maintains for such Member pursuant to Section
23.

       "CAPITAL CONTRIBUTION" means the total value of cash and the fair market
        --------------------
value (as determined by the Managers or as agreed upon by the Members under this Agreement) of property (including promissory notes or other obligations to contribute cash or property) or services contributed by Members.

       "CAPITAL INTERESTS" means the ratio of each Member's Capital Account to
        -----------------
the total of all Member's Capital Accounts at any time.

       "CARD CLUB" has the meaning set forth in Recital A of this Agreement.
        ---------

       "CARD CLUB OPERATOR" has the meaning set forth in Section 641.
        ------------------

       "CARD CLUB SITE" has the meaning set forth in Recital A of this
        --------------
Agreement.

       "CHANGE OF CONTROL" means that, with respect to a Person, more than 50%
        -----------------
of the beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, whether or not such provision is applicable to such Person) of its securities, as of the date of this Agreement, is Transferred to another Person or group of Persons that is not an Affiliate of the current owners. In the case of Chu, a Change of Control shall occur if Leo and Ivy Chu together do not own more than 50% of the beneficial ownership of Chu; and in the case of DeBartolo, a Change of Control shall occur if Edward J. DeBartolo or Cynthia R. DeBartolo do not own more than 50% of the beneficial ownership of DeBartolo.

       "CHU" means FIRST PARK INVESTMENTS, LLC, a California limited liability
        ---
company.

       "CITY" has the meaning set forth in Recital A of this Agreement.
        ----

       "CODE" means the Internal Revenue Code of 1986, as amended from time to
        ----
time, the provisions of succeeding law and to the extent applicable, the Regulations.

       "COMPANY" means CRYSTAL PARK HOTEL AND CASINO DEVELOPMENT COMPANY, LLC, a
        -------
California limited liability company.

       "COMPANY MINIMUM GAIN" has the meaning ascribed to the term "Partnership
        --------------------
Minimum Gain" in the Regulations Section 1.704-2(d).

       "COMPANY PERSON" means a Member, Manager or officer of the Company.
        --------------

       "COMPANY PROPERTY" has the meaning set forth in Section 14.
        ----------------

       "CORPORATIONS CODE" means the California Corporations Code, as amended
        -----------------
from time to time, and the provisions of succeeding law.

       "DDA" has the meaning set forth in Recital B of this Agreement.
        ---

       "DEBARTOLO" means REDWOOD GAMING LLC, a California limited liability
        ---------
company.

       "DEFAULTING MEMBER" means any Member that has committed a material breach
        -----------------
of this Agreement, including without limitation a breach pursuant to Section 27 hereof.

       "DISSOLUTION EVENT" means (i) the death, insanity, expulsion, Bankruptcy
        -----------------
or dissolution of any Member or the commission by a Member of a material default under this Agreement which is incapable of cure or (ii) the withdrawal, resignation or retirement of a Member without the prior consent of all of the other Members.

       "ECONOMIC INTEREST" means a Member's or Economic Interest Owner's share
        -----------------
of one or more of the Company's Net Profits, Net Losses and distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any other rights of a Member including, without limitation, the right to vote or participate in the management or, except as provided in Section 17106 of the Corporations Code, any right to information concerning the business and affairs of Company.

       "ECONOMIC INTEREST OWNER" means the owner of an Economic Interest who is
        -----------------------
not a Member.

       "EXCLUDED MEMBER" means a Member that caused a Dissolution Event.
        ---------------

       "EXPENSES" shall include, without limitation, attorneys' fees,
        --------
disbursements and retainers, court costs, transcript costs, fees of accountants, experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness or other participant in a Proceeding.

       "FAIR VALUE" shall be determined in accordance with Section 793.
        ----------

       "FIRST OPPORTUNITY OFFER" has the meaning set forth in Section 72.
        -----------------------

       "FISCAL YEAR" means (i) the period commencing upon the formation of the
        -----------
Company and ending on December 31, 1996, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in Clause (ii) of this sentence for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss, or deduction pursuant to Article 3 hereof.

       "HOLDER" means either Chu or DeBartolo, who at that time, is the holder
        ------
of any Registrable Securities based on the records of HPI.

       "HOTEL" is defined in Recital C.
        -----

       "HPC" means HP/Compton, Inc., a California corporation.
        ---

       "HPI" means Hollywood Park, Inc., a Delaware corporation.
        ---

       "HPI CHANGE"  means that either R. D. Hubbard or G. Michael Finnigan
        ----------
("Finnigan") no longer serves in either (i) his current capacity or (ii) a capacity that is senior to his current capacity with HPI or a successor (as long as, in the case of Finnigan, the individual at HPI or its successor who is primarily responsible for the Company reports directly or indirectly to Finnigan).

       "INITIAL CAPITAL CONTRIBUTIONS" has the meaning set forth in Section 21.
        -----------------------------

       "INITIAL CARD CLUB ASSETS" has the meaning set forth in Section 21.
        ------------------------

       "INITIAL EXPENSES" means all monies expended or committed by HPC or HPI
        ----------------
with respect to the Card Club, the Hotel and related businesses prior to the assignment of the Initial Card Club Assets to the Company, including without limitation the costs of acquiring the Card Club Site.

       "LEASE" has the meaning set forth in Recital D of this Agreement.
        -----

       "LICENSE RIGHTS OPTION" has the meaning set forth in Recital B of this
        ---------------------
Agreement.

       "MAJORITY INTEREST" means Members holding in the aggregate over fifty
        -----------------
percent (50%) of the aggregate of all Profit Percentage Interests; provided,
                                                                   --------
however, that for purposes of Section 91, "Majority Interest" means more than
-------
fifty percent (50%) of both the capital and profit interests in the Company (within the meaning of such terms in Revenue Procedure 94-46, 1994-28 IRB 1) held by the Remaining Members.

       "MANAGER" shall mean the manager who is designated from time to time as
        -------
provided in Section 62.

       "MEMBER" means each Person who (a) is an Original Member, has been
        ------
admitted to the Company as a Member in accordance with the Articles and this Agreement or is an assignee who has become a Member in accordance with Article 7 and (b) has not resigned, withdrawn, been expelled or, if other than an individual, dissolved.

       "MEMBER-MANAGER" means a Manager who is a Member.
        --------------

       "MEMBER NONRECOURSE DEBT" has the meaning ascribed to the term "Partner
        -----------------------
Nonrecourse Debt" in Regulations Section 1.704-2(b)(4).

       "MEMBER NONRECOURSE DEDUCTIONS" means items of Company loss, deduction or
        -----------------------------
Code Section 705(a)(2)(B) expenditures that are attributable to Member Nonrecourse Debt or to other loans by a Member to the Company for which no other Member bears the economic risk of loss.

       "MEMBERSHIP INTEREST" means a Member's entire interest in the Company or
        -------------------
any portion thereof, including without limitation the Member's Economic Interest, the right to vote on or participate in the management and the right to receive information concerning the business and affairs of the Company.

       "NET CASH FLOW" means the sum of Net Cash From Operations and Net Cash
        -------------
From Sales or Refinancings, where:

          (a) "NET CASH FROM OPERATIONS" means the gross cash proceeds from
               ------------------------
Company operations (including sales and dispositions of property in the ordinary course of business) less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital improvements, replacements, and contingencies, all as determined by the Manager, subject to the reasonable approval of all of the Members. Net Cash From Operations shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established pursuant to the first sentence of this clause (a) and pursuant to the definition below of Net Cash From Sales or Refinancings.

          (b) "NET CASH FROM SALES OR REFINANCINGS" means the net cash proceeds
               -----------------------------------
from all sales and other dispositions (other than in the ordinary course of business) and all refinancings of property, less any portion thereof used to establish reserves, all as determined by the Manager, subject to the reasonable approval of all of the Members. Net Cash From Sales or Refinancings shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of property.

       "NET PROFITS" and "NET LOSSES" means the income, gain, loss, deductions
        -----------       ----------
and credits of the Company in the aggregate or separately stated, as appropriate, determined in accordance with the method of accounting used on the Company's information tax return filed for federal income tax purposes. Notwithstanding the foregoing, any items of income, gain, loss or deduction that are specially allocated pursuant to Section 33 or 34 shall not be taken into account in computing Net Profits or Net Losses.

       "NEWCO" means the limited liability company, general partnership or other
        -----
entity formed by the Company and CEI to which the Company Assets will be transferred in accordance with the Purchase Agreement after such time as applicable law is amended to permit public companies to operate card clubs or HPI or HPC is otherwise legally permitted to operate the Card Club.

       "NONCOMPLYING PERSON" has the meaning set forth in Section 7.7.
        -------------------

       "NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section
        ---------------------
1.752-1(a)(2).

       "OFFEREES" has the meaning set forth in Section 7.2.
        --------

       "ORIGINAL MEMBERS" means HPC, DeBartolo and Chu.
        ----------------

       "PERSON" means an individual, general partnership, limited partnership,
        ------
limited liability company, corporation, trust, estate, real estate investment trust association or any other entity.

       "PROCEEDING" means any action, suit, arbitration, alternative dispute
        ----------
resolution mechanism, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative or investigative in nature.

       "PROFIT PERCENTAGE INTEREST" means the percentage interest of a Member in
        --------------------------
Net Profits, as set forth in Section 3.1 and as adjusted from time to time in accordance with Section 2.7.

       "PURCHASE AGREEMENT" has the meaning set forth in Recital B of this
        ------------------
Agreement.

       "RATE" means interest at an annual rate equal to the Bank of America's
        ----
prime interest rate in effect from time to time (but in no event greater than the maximum rate permitted under applicable law).

       "REAL PROPERTY RIGHTS" has the meaning set forth in Recital B of this
        --------------------
Agreement.

       "REGISTRABLE SECURITIES" means those shares of HPI Common Stock received
        ----------------------
or receivable by either Chu or DeBartolo under Section 7.9 of this Agreement (including shares received from HPI with respect to or in replacement of such shares by reason of splits, dividends and recapitalizations) but excluding any shares which may be then sold to the public without registration pursuant to Rule 144 or other comparable provision under the 1933 Act ("Rule 144").

       "REGISTRATION STATEMENT" means any registration statement or comparable
        ----------------------
document under the 1933 Act through which a public sale or disposition of HPI's Common Stock may be registered or exempted from registration (except a form exclusively for the sale or distribution of securities by HPI or to employees of HPI or its subsidiaries or for use exclusively in connection with a business combination).

       "REGULATIONS" means, unless the context clearly indicates otherwise, the
        -----------
regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.

       "REMAINING MEMBERS" means the Members other than the Excluded Member.
        -----------------

       "SEC" means the Securities and Exchange Commission.
        ---

       "SELLING HOLDER" means with respect to any Registration Statement, any
        --------------
Holder whose securities are included therein.

       "SELLERS' UNDERWRITER" means with respect to any Registration Statement
        --------------------
and only to the extent that HPI has not retained an underwriter for such offering, the underwriter designated in writing by the Selling Holders, subject to the prior approval of HPI, which may be withheld for any reason.

       "SUPER MAJORITY INTEREST" means Members holding in the aggregate at least
        -----------------------
eighty percent (80%) of all Profit Percentage Interests.

       "TAX MATTERS PARTNER" shall be HPC or its successor as designated
        -------------------
pursuant to Section 8.6.

       "THIRD PARTY LOANS" has the meaning set forth in Section 2.5.
        -----------------

       "TRANSFER" means any sale, transfer, assignment, hypothecation or other
        --------
voluntary disposition, whether by gift, bequest or otherwise. In the case of a hypothecation, the Transfer shall be deemed to occur both at the time of the initial pledge and at any pledgee's sale or a sale by any secured creditor.

       "TRANSFERABLE INTEREST" has the meaning set forth in Section 7.2.
        ---------------------

                                  SCHEDULE 2.1
                                  ------------

                            INITIAL CARD CLUB ASSETS
                            ------------------------


A.     AGREEMENTS WITH COMPTON ENTERTAINMENT, INC. ("CEI")

       1. Agreement In Principle, dated April 29, 1994, by and among Hollywood Park, Inc., a Delaware corporation ("HPI") and CEI.

       2. Amended and Restated Agreement Respecting Pyramid Casino, dated July 14, 1995, by and among HPI as Buyer, CEI as Seller and Shareholder, together with (i) Exhibit A: Form of Lease, by and among HP/Compton
                              ---------
            as Landlord and CEI as Tenant; (ii) Exhibit B-1:  Form of
                                                -----------
            Partnership Agreement Of Pyramid Casino Partners, a California general partnership, by and among HPI and CEI; and Exhibit B-2:
                                                               -----------
            Form of Limited Liability Company Operating Agreement Of Pyramid Casino Company, LLC, by and among HPI and CEI.

       3. Lease, dated August 3, 1995, by and among HPC as Landlord and CEI as Tenant, as amended by that certain First Amendment to Lease.

       4. Assignment, Acceptance and Assumption and Consent, dated August 2, 1995, to transfer and assign to HPC, all of its right, title and interest in that certain Amended and Restated Agreement Respecting Pyramid Casino, dated as of July 14, 1995, by and between HPI and CEI and Shareholder.

       5. License Rights Option Agreement, dated August 3, 1995, by and among CEI as Optionor and HPC as Optionee.

B. AGREEMENTS WITH THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF COMPTON ("the Agency")

       1. Amended and Restated Disposition and Development Agreement, Agreement of Purchase and Sale, and Lease with Option to Purchase, dated April 4, 1995 (the "DDA"), by and among the Agency and CEI.

       2. Assignment, Assumption & Consent Agreement, dated July 31, 1995, by and among CEI as Assignor, HPC as Assignee, HPI as Guarantor and the Agency.

       3. Guaranty, dated July 31, 1995, by HPI as Guarantor, in favor of the Agency.

       4. Memorandum of Lease and Option to Purchase, dated July 31, 1995, by and among the Agency as Landlord and HPC as Tenant, recorded August 3, 1995, as Instrument No. 95-1265412, in the Official Records, Los Angeles County, California.

       5. Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated July 31, 1995, by HPC as Trustor, Chicago Title Company, a California corporation, as Trustee and the Agency as Beneficiary, recorded August 3, 1995, as Instrument No. 95-1265414, in the Official Records, Los Angeles County, California.

       6. UCC-1 Financing Statement dated July 31, 1995, executed by HPC as Debtor, in favor of the Agency as Secured Creditor, recorded August 3, 1995, as Instrument No. 95-1265415, in the Official Records of Los Angeles County, California.

       7. UCC-1 Financing Statement, dated July 31, 1995, executed by HPC as Debtor, in favor of the Agency as Secured Creditor, filed with the Secretary of State-California.

       8. Offset Agreement, dated as of July 31, 1995, by and among the Agency, the City of Compton, HPC and CEI.

       9. Representations and Warranties Agreement, dated August 2, 1995, by and among CEI, HPC and the Agency.

       10. Slope Maintenance Agreement, dated August 2, 1995, by HPC in favor of the City of Compton, recorded August 3, 1995, as Instrument No. 95-1265419, in the Official Records of Los Angeles County, California.

                                  SCHEDULE 6.5
                                  ------------

                                 SCHEDULE 7.8A
                                 -------------

                    Interests in FIRST PARK INVESTMENTS, LLC


Member                          Profit Percentage Interest
------                          --------------------------

Leo Chu                              50%

Ivy Chu                              50%

                                 SCHEDULE 7.8B
                                 -------------

                        Interests in REDWOOD GAMING LLC


Member                          Profit Percentage Interest
------                          --------------------------

Cynthia R. DeBartolo            90%

Christine Catherine Muranski    10%

                                   Exhibit A
                                   ---------



                                                Initial
                                                Profit         Initial
                                                Percentage     Capital
Member's Name           Member's Address        Interests      Contributions
----------------   --------------------------   -----------    --------------
HPC                1050 South Prairie Avenue             88%      $22,000,000
                   Inglewood, CA  90301

                   Attn:  G. Michael Finnigan

DeBartolo          999 Baker Way, Suite 420               8%      $ 2,000,000
                   San Mateo, CA  94404

                   Attn:  Mark Rivers

Chu                515 North Camden Drive                 4%      $ 1,000,000
                   Beverly Hills, CA  90210

                   Attn:  Leo Chu

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
 ARTICLE 1 ORGANIZATIONAL MATTERS.........................................   2

     1.1   FORMATION......................................................   2

     1.2   NAME...........................................................   2

     1.3   TERM...........................................................   3

     1.4   COMPANY PROPERTY...............................................   3

     1.5   OFFICE AND AGENT...............................................   3

     1.6   ADDRESSES OF THE MEMBERS.......................................   3

     1.7   PURPOSE OF COMPANY.............................................   3

 ARTICLE 2 CAPITAL CONTRIBUTIONS..........................................   4

     2.1   INITIAL CAPITAL CONTRIBUTIONS..................................   4

     2.2   ADDITIONAL CAPITAL CONTRIBUTIONS...............................   5

     2.3   CAPITAL ACCOUNTS...............................................   5

     2.4   NO INTEREST ON OR WITHDRAWAL OF CAPITAL........................   6

     2.5   THIRD PARTY LOANS..............................................   6

     2.6   SHORT-TERM ADVANCES............................................   6

     2.7   DILUTION.......................................................   6

ARTICLE 3 ALLOCATIONS OF NET PROFITS AND NET LOSSES.......................   7

     3.1    ALLOCATIONS OF INCOME AND NET PROFITS.........................   7

     3.2    ALLOCATIONS OF NET LOSSES.....................................   7

            3.2.1  POSITIVE CAPITAL ACCOUNTS..............................   7

            3.2.2  PROFIT PERCENTAGE INTERESTS............................   7

     3.3    SPECIAL ALLOCATIONS...........................................   7

            3.3.1   MEMBER NONRECOURSE DEDUCTIONS.........................   7

                                                                           PAGE
                                                                           ----

         3.3.2  NONRECOURSE DEDUCTIONS REFERABLE TO LIABILITIES OWED
                TO NON-MEMBERS.........................................      8

         3.3.3  MEMBER MINIMUM GAIN CHARGEBACK.........................      8

         3.3.4  MINIMUM GAIN CHARGEBACK.................................     8

         3.3.5  QUALIFIED INCOME OFFSET.................................     9

    3.4  CURATIVE ALLOCATIONS............................................    9

    3.5  APPLICATION OF SECTION 704(c) PRINCIPLES........................    9

    3.6  ALLOCATION OF EXCESS NON-RECOURSE LIABILITIES...................    9

    3.7  INTENTION TO BE TAXED AS A PARTNERSHIP..........................    9

    3.8  ALLOCATION OF NET PROFITS AND LOSSES IN RESPECT OF A
         TRANSFERRED INTEREST............................................    9

    3.9  OBLIGATIONS OF MEMBERS TO REPORT ALLOCATIONS....................   10

 ARTICLE 4 DISTRIBUTIONS.................................................   10

    4.1    DISTRIBUTION OF ASSETS BY THE COMPANY.........................   10

    4.2    NET CASH FLOW.................................................   10

    4.3    PERSONS TO RECEIVE DISTRIBUTION...............................   10

    4.4    FORM OF DISTRIBUTION..........................................   10

    4.5    WITHHOLDING ON DISTRIBUTIONS..................................   10

    4.6    RETURN OF DISTRIBUTIONS.......................................   11

 ARTICLE 5 MEMBERS.......................................................   11

    5.1    LIMITED LIABILITY.............................................   11

    5.2    ADMISSION OF ADDITIONAL MEMBERS...............................   11

    5.3    TRANSACTIONS WITH THE COMPANY.................................   11

    5.4    MEMBERS ARE NOT AGENTS........................................   12


                                                                           PAGE
                                                                           ----

    5.5  VOTING RIGHTS...................................................   12

         5.5.1  GENERAL RULE.............................................   12

         5.5.2  MEETINGS OF MEMBERS......................................   12

         5.5.3  PROXIES..................................................   12

    5.6  WITHDRAWAL, RESIGNATION AND RETIREMENT..........................   13

 ARTICLE 6 MANAGEMENT AND CONTROL OF THE COMPANY.........................   13

    6.1  MANAGEMENT OF THE COMPANY BY THE MANAGER........................   13

         6.1.1  EXCLUSIVE MANAGEMENT BY THE MANAGER......................   13

         6.1.2  AGENCY AUTHORITY OF THE MANAGER..........................   13

    6.2  MANAGER.........................................................   14

         6.2.1  INITIAL MANAGER..........................................   14

         6.2.2  TERM OF OFFICE; SUCCESSOR MANAGER........................   14

         6.2.3  RESIGNATION..............................................   14

    6.3  LIMITATIONS ON MANAGER'S AUTHORITY..............................   14

    6.4  CARD CLUB OPERATOR; HOTEL OPERATOR; OTHER OFFICERS..............   15

         6.4.1  CARD CLUB OPERATOR; HOTEL OPERATOR.......................   15

         6.4.2  OTHER OFFICERS...........................................   15

    6.5  REMUNERATION AND REIMBURSEMENT OF MEMBERS.......................   15

    6.6  BUDGETS.........................................................   16

    6.7  BANK ACCOUNTS...................................................   16

    6.8  INSURANCE.......................................................   16

ARTICLE 7 TRANSFER AND ASSIGNMENT OF INTERESTS...........................   16

                                                                          Page
                                                                          ----
    7.1  RESTRICTIONS ON TRANSFER; TRANSFERS OF ECONOMIC INTERESTS.......   16

    7.2  RIGHTS OF FIRST REFUSAL.........................................   17

    7.3  TRANSFERS SUBJECT TO LICENSES AND APPROVALS.....................   18

    7.4  EFFECT OF NON-COMPLIANCE........................................   18

    7.5  EFFECT OF TRANSFER..............................................   18

    7.6  RIGHTS OF LEGAL REPRESENTATIVES.................................   18

    7.7  OBLIGATION TO COMPLY WITH APPLICABLE LAW........................   19

    7.8  CHANGES OF CONTROL -- DEBARTOLO AND CHU.........................   19

    7.9  PUT/CALL........................................................   20

         7.9.1 CHU/HPC...................................................   20

         7.9.2 DEBARTOLO/HPC.............................................   20

         7.9.3 DETERMINATION OF FAIR VALUE...............................   21

         7.9.4 HPC OPTION................................................   22

         7.9.5 CLOSING...................................................   23

    7.10 TAG-ALONG RIGHTS................................................   23

         7.10.1 RIGHT TO PARTICIPATE IN SALE.............................   23

         7.10.2 SALE NOTICE..............................................   24

         7.10.3 TAG-ALONG NOTICE.........................................   24

         7.10.4 VOID TRANSFERS...........................................   24

         7.10.5 EXEMPT TRANSFERS.........................................   25

ARTICLE 8 ACCOUNTING, RECORDS, REPORTING BY MEMBERS......................   25

    8.1  FISCAL YEAR.....................................................   25

    8.2  BOOKS AND RECORDS...............................................   25

    8.3  STATEMENTS......................................................   26



                                                                     Page
                                                                     ----
         8.3.1  ANNUAL REPORT.....................................    26

         8.3.2  TAX INFORMATION...................................    26

         8.3.3  ANNUAL STATE REPORT...............................    26

         8.3.4  MONTHLY REPORTS...................................    26

    8.4  FILINGS..................................................    27

    8.5  BANK ACCOUNTS............................................    27

    8.6  TAX MATTERS FOR THE COMPANY HANDLED BY THE MANAGER
         AND TAX MATTERS PARTNER..................................    27

 ARTICLE 9 DISSOLUTION AND WINDING UP.............................    27

    9.1  EVENTS OF DISSOLUTION....................................    27

    9.2  EFFECT OF A DISSOLUTION EVENT (OTHER THAN DISSOLUTION)...    28

    9.3  CERTIFICATE OF DISSOLUTION...............................    28

    9.4  WINDING UP...............................................    28

    9.5  DISTRIBUTIONS IN KIND....................................    29

    9.6  ORDER OF PAYMENT UPON DISSOLUTION........................    29

    9.7  COMPLIANCE WITH REGULATIONS..............................    29

    9.8  LIMITATIONS ON PAYMENTS MADE IN DISSOLUTION..............    29

    9.9  CERTIFICATE OF CANCELLATION..............................    30

    9.10 NO ACTION FOR DISSOLUTION................................    30

 ARTICLE 10 INDEMNIFICATION AND INSURANCE.........................    30

    10.1 INDEMNIFICATION OF COMPANY PERSONS.......................    30

    10.2 SUCCESSFUL DEFENSE.......................................    31

    10.3 INDEMNIFICATION OF OTHER AGENTS..........................    31

    10.4 RIGHT TO INDEMNIFICATION UPON APPLICATION................    32

         10.4.1 TIMING............................................    32

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         10.4.2 ENFORCEMENT.......................................    32

  10.5   PAYMENT OF EXPENSES IN ADVANCE...........................    32

  10.6   LIMITATIONS ON INDEMNIFICATION...........................    32

  10.7   OTHER TERMS OF INDEMNIFICATION...........................    33

         10.7.1  PARTIAL INDEMNIFICATION..........................    33

         10.7.2  INDEMNITY NOT EXCLUSIVE..........................    33

         10.7.3  INSURANCE........................................    33

         10.7.4  HEIRS, EXECUTORS AND ADMINISTRATORS..............    34

 ARTICLE 11 REGISTRATION RIGHTS...................................    34

  11.1   INCIDENTAL REGISTRATION...................................   34

         11.1.1  NOTICE............................................   35

         11.1.2  INCLUSION OF SHARES...............................   35

         11.1A   DEMAND REGISTRATION...............................   35

                 11.1A.1  NOTICE OF DEMAND.........................   35

                 11.1A.2  HOLDER AND REGISTRATION..................   36

                 11.1A.3  HOLDBACK.................................   36

  11.2   REGISTRATION PROCEDURES...................................   36

         11.2.1  SELLING HOLDER INFORMATION........................   36

         11.2.2  CONSULTATION......................................   36

         11.2.3  PROVISION OF PROSPECTUSES.........................   36

         11.2.4  BLUE SKY COMPLIANCE...............................   36

         11.2.5  AMENDMENTS........................................   37

         11.2.6  PROSPECTUS DELIVERY...............................   37

         11.2.7  STOP-ORDERS.......................................   37

         11.2.8  UNDERWRITING AGREEMENT............................   37

         11.2.9  COMPLIANCE WITH LAWS..............................   37

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  11.3  REGISTRATION NOT REQUIRED....................................   38

  11.4  DELAY OF REGISTRATION........................................   38

  11.5  INDEMNITY....................................................   38

        11.5.1  HPI'S INDEMNITY......................................   38

        11.5.2  THE HOLDER'S INDEMNITY...............................   38

  11.6  EXPENSES OF REGISTRATION.....................................   39

  11.7  TERMINATION..................................................   39

 ARTICLE 12 MISCELLANEOUS............................................   39

  12.1  OTHER VENTURES; COMPETITION..................................   39

  12.2  COUNSEL TO THE COMPANY.......................................   40

  12.3  GENERAL PROVISIONS...........................................   40

        12.3.1   COMPLETE AGREEMENT..................................   40

        12.3.2   DISPUTES............................................   40

                 12.3.2.1 GOVERNING LAW; JURISDICTION................   40

                 12.3.2.2 ARBITRATION AS EXCLUSIVE REMEDY............   40

        12.3.3   ADDITIONAL DOCUMENTS................................   41

        12.3.4   NOTICES.............................................   41

        12.3.5   PARTIES.............................................   42

                 12.3.5.1 NO THIRD-PARTY BENEFITS....................   42

                 12.3.5.2 SUCCESSORS AND ASSIGNS.....................   42

        12.3.6   GOVERNING LAW; JURISDICTION.........................   42

        12.3.7   WAIVER OF JURY......................................   42

        12.3.8   WAIVERS STRICTLY CONSTRUED..........................   42

        12.3.9   RULES OF CONSTRUCTION...............................   42

                 12.3.9.1  HEADINGS..................................   42

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                 12.3.9.2   TENSE AND CASE..................................   43

                 12.3.9.3   SEVERABILITY....................................   43

                 12.3.9.4   AGREEMENT NEGOTIATED............................   43

         12.3.10 COUNTERPARTS...............................................   43

   12.4  AMENDMENTS.........................................................   43

   12.5  RELIANCE ON AUTHORITY OF PERSON SIGNING AGREEMENT..................   43

   12.6  INVESTMENT REPRESENTATION..........................................   43

   12.7  LLC AS CARD CLUB OPERATOR..........................................   44

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